 REGISTRATION STATEMENT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 14, 1998
                                                    REGISTRATION NO.
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-1

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
              (Exact name of registrant as specified in charter)

                        110 WALL STREET, NEW YORK, NY
                 (Address of Principal executive offices and
                         principal place of business)

                           TELEPHONE: (212) 785-4545

                                  COPIES TO:

                              RONALD J. BRESCIA
                            DOROS & BRESCIA, P.C.
                         1140 AVENUE OF THE AMERICAS
                              NEW YORK, NY 10036

                   (Name and Address of Agent for Service)

     DELAWARE                  6749                 13-3922249
     State of          Standard Industrial        IRS Employer ID
   Incorporation     Classification Code No.          Number

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

                                             PROPOSED MAXIMUM    AMOUNT OF
   TITLE OF EACH CLASS OF     AMOUNT TO BE    OFFERING PRICE     AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED       PER SHARE     OFFERING PRICE  REGISTRATION FEE
---------------------------  -------------- ----------------  -------------- ----------------
COMMON SHARES ..............    3,285,000          $15          $49,275,000       $14,537

-----------------------------------------------------------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            CROSS REFERENCE SHEET
                              [S-K ITEM 501(B)]

                       ITEM NUMBER AND CAPTION                      CAPTION OR LOCATION IN PROSPECTUS
         -------------------------------------------------- -----------------------------------------------
      1. Forepart of Registration Statement and Outside     Cover Page
         Front Cover Page of Prospectus

      2. Inside Front and Outside Back Cover of             Inside Front Cover and Outside Back Cover
         Prospectus                                         of Prospectus

      3. Summary Information; Risk Factors                  Prospectus Summary; Risk Factors

      4. Use of Proceeds                                    Use of Proceeds

      5. Determination of Offering Price                    Cover Page; Risk Factors; Underwriting

      6. Dilution                                           Dilution

      7. Selling Security Holders                           Not Applicable

      8. Plan of Distribution                               Cover Page; Cover Page Notes

      9. Legal Proceedings                                  Legal Proceedings

     10. Directors, Executive Officers, Promoters           Management
         and Control Persons

     11. Security Ownership of Beneficial Owners and        Principal Shareholders
         Management

     12. Description of Securities to be Registered         Cover Page; Description of Securities

     13. Interest of Named Experts and Counsel              Experts

     14. Disclosure of Commission's Position                Underwriting
         on Indemnification for Securities
         Act Liabilities

     15. Information with Respect to the Registrant         Prospectus Summary; Risk Factors; Dilution;
                                                            Management; Description of Securities;
                                                            Business; Executive Compensation
                                                            and Financial Statements

     16. Management's Discussion and Analysis or Plan       Management's Discussion and Analysis of
         of Operation                                       Financial Condition
                                                            and Results of Operations

     17. Description of Property                            Property

     18. Certain Relationships and Related Transactions     Certain Transactions

     19. Market for Common Equity and Related               Outside Front Cover
         Stockholder Matters

     20. Executive Compensation                             Management--Executive Compensation

     21. Financial Statements                               Consolidated Financial Statements

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
                               110 WALL STREET
                              NEW YORK, NY 10005
                          TELEPHONE: (212) 785-4545

                               3,000,000 SHARES
                       OFFERING PRICE $15.00 PER SHARE

   United States Financial Group, Incorporated ("USFG" or the "Company") is offering 3,000,000 shares of its common stock (the "Common Stock" or "Shares"), par value $.0001 per share, at a price of $15.00 per Share (the "Maximum Offering"). A minimum of 666,667 Shares at a price per Share of $15 must be sold in this offering before the offering may close (the "Minimum Offering"). This Prospectus also relates to the offering of 275,000 shares of Common Stock by a selling stockholder (the "Selling Stockholder"). Until the Minimum Offering is sold, investor funds will be placed in an escrow account. Upon selling the Minimum Offering, the funds will be released from escrow to the Company. The offering will close at such time as the Maximun Offering is sold or earlier if determined by the Company after the Minimum Offering is sold. If the Minimum Offering has not been sold within six months from the date of this Prospectus, the offering will not close and all investor funds will be returned. The Common Stock has been approved for listing on the
NASDAQ National Market under the symbol    , subject to official notice of
issuance.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT (SEE "INTRODUCTORY STATEMENTS AND RISK FACTORS").
-----------------------------------------------------------------------------

                                    UNDERWRITING
                      PRICE TO    DISCOUNTS AND THE  PROCEEDS TO
                       PUBLIC      COMMISSIONS (1)   COMPANY (2)
-----------------  ------------- -----------------  -------------
Per Share ........     $15.00           $1.88           $13.12
Total (3):
 Minimum Offering   $10,000,000      $1,250,000      $ 8,750,000
 Maximum Offering   $45,000,000      $5,625,000      $39,375,000

-----------------------------------------------------------------------------
------------
(1) See "Underwriting" for indemnification arrangements with the Underwriter.
(2) These amounts represent the proceeds to the Company after underwriting commissions and nonaccountable expenses but before deduction of additional offering expenses of approximately $500,000 ($425,000 if the Minimum Offering is sold) for legal and accounting fees, printing costs, filing fees and miscellaneous expenses.
(3)     Excludes shares being registered on behalf of the Selling
        Stockholder.

                                 UNDERWRITER
                          KLEIN, MAUS & SHIRE, INC.
                               110 WALL STREET
                              NEW YORK, NY 10005
                                (212) 785-4545

                The date of this Prospectus is May    , 1998.

   The Shares are offered on a "best efforts" basis by the Underwriter subject to prior sale, acceptance of an offer to purchase, and to withdrawal or cancellation of the offering without notice.
-----------------------------------------------------------------------------

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS.

   THE COMPANY, UPON COMPLETION OF THIS OFFERING, AND AT LEAST FOR THE CURRENT FISCAL YEAR IN WHICH THE REGISTRATION STATEMENT BECOMES EFFECTIVE, WILL BE REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION QUARTERLY REPORTS ON FORM 10-Q PROVIDING SPECIFIED COMPARATIVE FINANCIAL DATA FOR EACH OF THE FIRST THREE FISCAL QUARTERS OF EACH FISCAL YEAR: AN ANNUAL REPORT ON FORM 10-K CONTAINING A NARRATIVE DESCRIPTION OF THE COMPANY AS WELL AS AUDITED FINANCIAL STATEMENTS AND INFORMATION REGARDING MANAGEMENT, CERTAIN TRANSACTIONS, AND PRINCIPAL SHAREHOLDERS: AND PERIODIC REPORTS OF CERTAIN SPECIFIED OR OTHER MATERIAL EVENTS AS THEY OCCUR. ALTHOUGH NOT SUBJECT TO THE PROXY SOLICITATION RULES OF THE SECURITIES AND EXCHANGE COMMISSION, THE COMPANY PROPOSES TO PROVIDE TO SHAREHOLDERS WITHIN A REASONABLE TIME FOLLOWING THE END OF EACH FISCAL YEAR AN ANNUAL REPORT CONTAINING A GENERAL DESCRIPTION OF ITS BUSINESS OPERATIONS AND FINANCIAL STATEMENTS WHICH HAVE BEEN EXAMINED AND REPORTED ON, WITH AN OPINION EXPRESSED BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. HOWEVER, SUCH ANNUAL REPORT WITH FINANCIAL STATEMENTS WILL NOT NECESSARILY DISCLOSE THE SAME INFORMATION REQUIRED TO BE DISCLOSED UNDER THE PROXY SOLICITATION RULES.

   THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OR SOLICITATION WITH RESPECT TO THESE SECURITIES BY THE COMPANY TO ANY PERSON WHO MAY BE CONSIDERED TO BE AN UNDERWRITER: OR TO ANY PERSON IN ANY STATE IN WHICH SAID OFFERING OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF OR IN WHICH THE PERSON MAKING SAID OFFERING OR SOLICITATION IS NOT QUALIFIED TO ACT AS DEALER OR BROKER OR OTHERWISE TO MAKE SUCH OFFERING OR SOLICITATION.

   THE SECURITIES BEING SOLD PURSUANT TO THIS PROSPECTUS ARE HIGHLY SPECULATIVE IN NATURE AND NO GUARANTEES OR OTHER WARRANTIES TO THE CONTRARY ARE MADE BY THE ISSUER.

   THE ISSUER MAY UNDERTAKE TO MAKE POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT TO WHICH THIS PROSPECTUS RELATES AND TO REFLECT THEREIN ANY FACTS OR EVENTS ARISING AFTER THE DATE HEREOF WHICH REPRESENT A FUNDAMENTAL OR MATERIAL CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN SAID REGISTRATION STATEMENT. ANY SUCH AMENDMENTS, WHICH RELATE TO THIS PROSPECTUS, WILL BE DISSEMINATED TO STOCKHOLDERS AND WARRANT HOLDERS OF THE COMPANY AFTER THE REQUIRED FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION HAVE BEEN MADE.

                              PROSPECTUS SUMMARY

   The following information is qualified in its entirety by the information appearing elsewhere in this Prospectus.

                                 THE COMPANY

   United States Financial Group, Incorporated ("USFG" or the "Company") is a diversified holding company, incorporated under the laws of the State of Delaware. USFG's main business purpose is to acquire undervalued or reasonably priced companies in industries well suited for roll up consolidation transactions. These roll up or consolidation candidates operate in industry or market niches that are well established, are served in a fragmented way and do not compete directly with large competitors. Furthermore, these target companies have to have experienced management teams and do not require significant expenditures for research and development. USFG has begun to implement this strategy through the acquisition and/or establishment of four companies and has assembled a management team that is experienced in mergers and acquisitions.

   The Company has four subsidiaries, two of which are currently active. Klein, Maus & Shire, Inc. ("KMS"), an investment banking firm and a broker-dealer of securities duly registered with the Securities and Exchange Commission (the "SEC") and is a member firm of the National Association of Securities Dealers, Inc. (the "NASD"), Municipal Securities Rulemaking Board (known as the "MSRB"), and Securities Insurance Protection Corporation ("SIPC"). Sureal International, Inc. ("Sureal"), a sales and direct marketing company that sells health and other consumer products in Russia and other republics of the former Soviet Union through a network of independent distributors was acquired in December 1997 in a pooling of interest transaction.

   The two inactive subsidiaries were formed for specific purposes. KMS Asset Management Group, Incorporated will be an asset management and international financial consultancy company and will take advantage of USFG's contacts. US Military Resale Group, Incorporated ("Military Resale Group") was established to acquire military commissaries and other suppliers of consumer products to the Army and Air Force Exchange System.

   KMS is an investment bank providing full service investment banking, trading, research and advisory services to over 3,000 high net worth individuals and institutions around the world. The key to KMS' current and future success is its principal client base of high net worth international investors and institutions. KMS' access to this client base through its senior management puts it in a strong position to expand its investment banking activities without reliance on cold calling, high pressure marketing activities. KMS' growth plans are based on a corporate policy emphasizing generating revenues at a non-retail level, and maintaining a small sales force comprised of experienced financial consultants with impeccable records. KMS is located at 110 Wall Street in New York where it occupies two floors totaling 14,000 square feet.

   KMS Asset Management Group, Incorporated was formed to serve as an advisor to institutions, individuals and governments. Its strategy will be to expand its money management business by increasing assets under management and by increasing its international consultancy business by becoming advisors to additional institutions and governments of developing countries. It currently acts as an advisor to several international corporations and individuals and to the governments of Grenada, South Korea and Pakistan. It is acting as an advisor to Grenadine government on its tourism and infrastructure development project and to the government of Pakistan on establishing the first "Technology Industrial Park" in Pakistan.

   Military Resale Group was established for the purpose of effecting mergers and acquisitions of military commissaries and other suppliers of consumer products to the Army and Air Force Exchange System. USFG perceives this marketplace as well suited for rollup transactions. Military Resale Group's mission will be to provide the Military Resale Market with the widest variety of products at below market prices. Military Resale Group will introduce new consumer products to the military resale market and acquire companies serving the military resale market worldwide to expand revenues. Military Resale Group has targeted several distributors of consumer products to the military resale market for acquisition, although no formal discussions will take place until after the completion of this Offering.

   Sureal is a direct marketing company that was acquired by USFG in a pooling of interests transaction completed in December 1997. Management believes that Sureal will grow through acquisitions in addition to expanding its present revenues. Sureal is a direct marketing company involved in the distribution and sale of high quality nutritional and other products in Russia and other republics of the former Soviet Union. It commenced its operations in July 1995 using a network of 333 independent distributors in Russia. The number of distributors in the network increased to 4,972 at December 31, 1995; 94,307 at December 31, 1996 and 172,221 at May 31, 1997,
respectively. Monthly commissionable sales to these distributors rose from $20,000 in July 1995 to $5,009,000 in February 1997. Sureal is headquartered in Orem, Utah.

                                 THE OFFERING

Securities offered by the
 Company (1) ..................  3,000,000 shares of common stock, par value
                                 $.0001 (666,667 if the Minimum Offering is sold)

Common Stock outstanding prior
to the Offering (1) ...........  10,985,634 shares.

Common Stock to be outstanding
after the Offering (1): .......

Maximum Offering ..............  13,985,634 shares

Minimum Offering ..............  11,652,301 shares

Trading symbol for Common
Shares ........................

Use of proceeds ...............  The net proceeds of this Offering will be used to expand Sureal's operations, expand
                                 commence the operations of the KMS Asset
                                 Management Group, acquisitions of other
                                 broker dealers, expand KMS' proprietary
                                 trading operations and acquire seats on the
                                 New York and American Stock Exchanges
------------
(1) Assumes the conversion of $873,000 of preferred stock into 291,000 shares of Common stock and includes the issuance of 750,000 shares of Common Stock to effect the Sureal Merger and the 2 for 1 reverse stock split effected December 8, 1997.

                        SUMMARY FINANCIAL INFORMATION

   The following summary financial data is qualified in its entirety by, and should be read in conjunction with, the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Results of Operations and Financial Condition." The summary financial data presented below as of December 31, 1997 and 1996 and for the two years then ended are derived from the Consolidated Financial Statements of the Company, which Financial Statements have been audited by independent certified public accountants, and are included elsewhere in this Prospectus. All amounts give retroactive effect to the (i) acquisition of Sureal in December 1997 in a transaction accounted for as a pooling of interests and (ii) the two for one reverse stock split effected December 8, 1997.

                                                     FOR THE YEAR ENDED
                                                        DECEMBER 31,
                                                ----------------------------
                                                     1996          1997
                                                ------------- -------------
Statement of Operations Data:
Commissionable sales ..........................  $21,594,562    $31,720,456
Commissions, trading income and other  ........  $   314,250    $ 2,935,059
Net loss ......................................  $  (863,564)   $  (914,098)
Net loss per share ............................  $      (.08)   $      (.09)
Weighted average number of shares outstanding     10,694,634     10,694,634

                           AS OF     AS OF 12/31/97   AS OF 12/31/97
                         12/31/97    AS ADJUSTED(1)   AS ADJUSTED(1)
                          ACTUAL        MAXIMUM          MINIMUM
                       ------------ --------------    --------------
Balance Sheet Data:
Total assets .........  $1,187,876    $38,852,876       $9,302,876
Liabilities ..........     646,424        436,424          436,424
Stockholders' equity       540,679     38,416,542        8,866,542

------------
(1) Adjusted to give effect to the sale of Securities offered by the Company hereby and the application of the estimated net proceeds therefrom. These amounts do not assume the exercise of the Underwriter's Overallotment Option.

                                 RISK FACTORS

    Any person contemplating an investment in the securities offered herein should be aware of the risk factors of the Offering and should consider, among others, those factors set forth below. An investment in the Shares involves significant risks, including, but not limited to, those discussed or referred to below.

RISKS RELATED TO THE COMPANY

 Limited Operating History

   The Company and each of its subsidiaries have operating histories of less than three years. In addition, each subsidiary intends to change and expand its operations upon the completion of the Offering. As such, past history and performance are not necessarily an indication of future performance.

 Broad Discretion in Application of Proceeds

   Management of the Company has broad discretion to adjust the application and allocation of the net proceeds of the Offering in order to address changed circumstances and opportunities. See "Use of Proceeds."

 Substantial Control by Officers and Directors

   Based upon the number of shares of Common Stock that will be outstanding upon completion of the Offering, officers and directors of the Company and persons who may be deemed to be affiliates, as a group, beneficially own approximately 78 percent (91 percent if the Minimum Offering is sold) of the Company's outstanding Common Stock. As a result, officers and directors of the Company and their affiliates may be able to elect all members of the Board of Directors and may retain the voting power to approve all matters requiring approval by the shareholders of the Company.

 Director Liability

   The Company has provisions in its charter, by-laws, or other contracts providing for indemnification of its officers and directors which allows, the Company, among other things, to pay for the expenses of an officer or director in connection with legal proceedings brought about because of the person's position with the Company. This could have the effect of making it more difficult for the shareholders to recover against the officers and/or directors of the Company for alleged breaches of fiduciary duties and other matters.

 Competition

   The Company, through its subsidiaries, will compete with numerous other companies worldwide. There are many other very large and financially stable competing companies in the United States and in the world with much greater resources. See "Competition."

 Best Efforts, No Commitments to Purchase Shares

   Under the terms of the offering, the Shares are being sold on a "best efforts--all or none" basis with respect to the Minimum Offering of $15,000,000. Unless the Minimum Offering is sold, no Shares will be issued and the offering will be withdrawn.

 Offering Price

   The offering price of the Shares being offered hereby was arbitrarily determined by the Underwriter. In determining the offering price, the Company and the Underwriter considered such factors as the financial resources of the Company, the nature of the Company's assets, estimates of the business potential of the Company, the amount of equity or control desired to be retained by the Company's existing stockholders, the amount of dilution to public investors and the general conditions of the securities markets. The offering price has no relationship to the book value of the Company or any other accepted criteria of value.

 Lack of Public Market for Common Stock

   At present, no market exists for the Company's securities, and there is no assurance that a regular trading market will develop at the conclusion of this Offering or, if developed, that it will be sustained. A purchaser of the Shares may, therefore, be unable to sell the Shares should he desire to do so. Furthermore, it is unlikely that a lending institution will accept the Company's Common Stock as pledged collateral for loans unless a regular trading market develops.

 Dependence Upon Key Personnel

   The Company is substantially dependent upon the efforts and abilities of Mohammad Ali Khan, its President, and Asim S. Kohli, its Executive Vice President, as well as the senior management teams of each subsidiary. The loss of the services of any of these officers or key employees would potentially and materially adversely affect the operations and financial condition of the Company. At present, the Company has no keyman life insurance on the life of any key officer or employee. See "Management."

 Dilution and Benefits Realized by Original Stockholders

   Each purchaser of Common Stock in this Offering will suffer immediate and substantial dilution in the book value per share of Common Stock as compared to the purchase price thereof. See "Risk Factors." If the Company's future operations are unsuccessful, the persons who purchase the Shares offered hereby will sustain the principal losses of cash investment. See "Dilution." The public shareholders purchasing shares of Common Stock in connection with this Offering will be bearing the risk for the Company. If it is successful, the original shareholders will benefit by the investment made by the public shareholders. If the Company is not successful, the public shareholders' investment is principally at risk.

 Possible Rule 144 Sales

   A total of 10,985,634 shares (including 291,000 issuable upon the assumed conversion of $873,000 of preferred stock) of insider shares of common stock have been issued by the Company prior to this Offering and are held by persons who are officers, directors, founders and others. These securities may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended, which provides, in essence, that officers, directors and others holding restricted securities (such as those described above) may each sell in brokerage transactions an amount equal to 1% of the Company's outstanding common stock every three months. Rule 144 provides that restricted shares must not be sold until they have been held for a period of one year from the date they were fully paid for and no sooner than one year from the date of incorporation. Hence, the possible sale of these restricted shares under Rule 144 may, in the future, have a depressive effect on the price of the Company's common stock in the over-the-counter market, if there is a market. Furthermore, persons holding restricted securities for one year who are or become non-affiliates of the Company may sell their securities pursuant to Rule 144 without limitation on the number of shares sold. Shares of the Company's stock first become eligible for Rule 144 Sales in one year from incorporation date.

   The officers and directors of the Company and its subsidiaries have agreed to hold their restricted shares of common stock for a period of two years after the effective date.

 Issuance of Additional Shares

   There are enough shares of the Company's common stock authorized that the Board of Directors will have authority to issue a number of shares in excess of those that will be outstanding if all shares offered hereby are sold. The issuance of any such shares to persons other than the public would reduce the amount of control held by the public following the Offering. There are presently no commitments, contracts or intentions other than described herein to issue any additional stock to any other persons, but such contracts or commitments may occur in the future.

 No Dividends

   The Company has paid no dividends to date and does not intend to pay cash dividends in the foreseeable future. Management presently intends to retain any earnings to help finance the development of the Company's business. Future dividend policy will depend upon earnings (if any), expansion, capital requirements and other factors.

RISK FACTORS RELATED TO KMS

 Nature of KMS' Business

   KMS' securities business by its nature is subject to various risks, particularly in volatile markets. These include the occurrence of losses from trading and underwriting of securities, customer inability to meet commitments (such as margin obligations), customer default and employee misconduct and errors.

   KMS' revenues, like those of other firms in the securities industry, will be directly related to fluctuations in trading volume and price levels of securities. Such fluctuations are directly affected by regional, national and international economic, regulatory and political conditions, broad trends in business and finance and interest rates. Low trading volume and lack of increasing securities prices generally result in reduced commissions and investment banking revenues for firms such as KMS. In the past, heavy trading volume has caused clearing and processing problems for the securities industry and may do so in the future. In periods of reduced volume or decreasing securities prices, profitability for firms such as KMS may be adversely affected since many costs other than commission compensation are relatively fixed.

   Participation in underwriting of securities will subject KMS to a risk of loss if it is unable to resell the securities underwritten. In addition, in connection with underwriting activities, KMS will be subject to risk of liability and expense resulting from possible claims against the underwriter under Federal and state securities laws. There can be no assurance that KMS will not experience significant losses as a result of such activities.

 Competition

   All aspects of KMS' business are highly competitive. KMS competes or will compete directly with numerous other securities brokers and dealers, investment banking firms, life insurance sales agencies, investment advisors, leveraged buyout firms, venture funds and, indirectly for investment funds, with commercial banks. Many of KMS' competitors have substantially greater capital and other resources than does KMS. Some commercial banks and thrift institutions also offer securities brokerage services and many commercial banks offer a variety of investment banking services. Competition among financial services firms also exists for investment representatives and other personnel.

   The securities industry has become considerably more concentrated and more competitive in recent years as numerous securities firms have either ceased operation or have been acquired by or merged into other firms. In addition, companies not engaged primarily in the securities business, but having substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with greater capital resources than those of KMS. Furthermore, numerous commercial banks have petitioned the Board of Governors of the Federal Reserve System for permission to enter into various new business activities from which they are currently barred, such as underwriting certain mortgage-backed and municipal revenue securities and securities backed by consumer loans. Various legislative proposals, if enacted, would also permit commercial banks to engage in such activities. Ultimately, these developments or other developments of a similar nature may lead to the creation of integrated financial service firms that offer a broader range of financial services.

   The securities industry has experienced substantial commission discounting by broker/dealers competing for institutional and individual brokerage business, including many offering low rates on the Internet. In addition, an increasing number of specialized firms now offer "discount" services to individual customers. These firms generally effect transactions for their customers on an "execution only" basis without offering other services such as portfolio valuation, investment recommendations and research. The continuation of such discounting and an increase in the number of new and existing firms offering such discounts could adversely affect KMS' retail business.

 Risks of Principal Transactions

   KMS' securities trading, market making and underwriting activities will involve the purchase and sale of securities as a principal. These involve the risks of a change in the market price of such securities and of decreases in the liquidity of markets, which can limit KMS' ability to sell securities purchased or to purchase securities sold in such transactions. Trading securities as a principal and underwriting corporate securities will represent an important part of KMS' business and subject KMS' capital to significant risk.

 Regulation

   KMS' business is, and the securities industry generally is, subject to extensive regulation at both the Federal and state level by various regulatory agencies which are charged with protecting the interests of customers. Self-regulatory organizations such as the National Association of Securities Dealers, Inc. (the "NASD") and state securities commissions require strict compliance with their respective rules and regulations. Failure to comply with any of these laws, rules and regulations could result in fines, suspension or industry expulsion or criminal prosecution, which could have a material adverse effect upon KMS.

   Certain regulatory bodies perform audits or other procedures to ensure compliance with their rules and regulations. The NASD completed an audit of KMS in February 1998, at which time it issued a letter setting forth certain alleged exceptions and areas of noncompliance noted during the performance of its audit procedures. Management of KMS, based on its review of the letter, discussions with counsel and with the NASD auditors, does not believe that the ultimate resolution of the matters set forth in the letter from the NASD will have a material adverse effect on KMS' results of operations or financial condition, although no assurances thereof can be given.

 Effect of Net Capital Requirements

   The SEC's Net Capital Rule imposes minimum financial requirements for all registered broker-dealers doing business with the public. KMS is subject to the requirements of this rule. The Net Capital Rule places limits on certain of KMS' operations, such as underwriting activities and market making and other principal trading activities. A decrease below minimum net capital in the form of a significant operating loss or any unusually large charge against KMS' net capital could adversely affect the ability of KMS to expand or even maintain its present levels of business.

 Dependence Upon Key Personnel

   KMS is dependent, in particular, upon the services of its President, Mohammed Ali Khan, Asim S. Kohli and other key management members. See "Management." If Mr. Khan or any of these management members are unable to perform their duties for whatever reason, KMS' business could be adversely affected.

 Personnel Retention and Recruitment

   A substantial portion of KMS' revenue will be generated through the activities of its securities traders and registered representatives. The inability to recruit and retain traders or such representatives or the inhibition of such customer contact by regulation or otherwise could have a material adverse impact on

KMS' business and financial condition. Similarly, implementation of KMS' overall strategy will require it to identify, recruit and retain professionals in the areas of corporate finance, research and similar areas. No assurance can be given that KMS will be successful in these undertakings.

 Use of Proceeds for Venture Capital Investments

   KMS may use a portion of the proceeds from the Offering to invest in venture capital opportunities and/or private placements. Such investment decisions will be in the sole discretion of Management and the Board of Directors. Prospective shareholders of the Company will have no control over decisions to invest in any such capital venture opportunities.

RISK FACTORS OF SUREAL

 Reliance Upon Independent Distributors of Sureal

   Sureal distributes its products exclusively through independent distributors who have entered into agreements with Sureal. Sureal depends exclusively on the efforts and success of its distributors in generating revenue and growth for the Sureal. The agreement with the distributors allows the distributor to terminate the relationship at any time. Sureal will experience turnover in its distributors from year to year. This dependence requires the continued sponsoring and training of new distributors to maintain or increase the total number of distributors of Sureal. Sureal will experience seasonal decreases in distributor sponsoring and product sales in countries where it operates because of holidays and vacations recognized in those countries as well as other factors. Additionally, Sureal will experience fluctuations in the level of distributor sponsorship. Sureal, like other direct marketing companies, has little or no control over the level of sponsorship of new distributors. Sureal cannot predict the timing of these fluctuations or the degree of the fluctuations. There can be no assurance that Sureal will attract and retain a sufficient distributors to permit profitable operations because of the number of direct sales opportunities that exist for potential dealers.

 Potential Negative Impact of Distributor Actions

   Sureal and its products can be negatively impacted by actions of distributors. The publicity resulting from distributor activities such as inappropriate earnings claims and product representations by distributors can make the sponsoring and retaining of distributors more difficult, thereby negatively impacting sales. There can be no assurance that distributor actions will not have a material adverse effect on Sureal's business or results or operations.

 Government Regulation of Direct Selling Activities

   Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, that promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.

   Sureal may receive inquiries from various government regulatory authorities regarding the nature of its business and other issues such as compliance with local business opportunity and securities laws. Such inquiries may result in adverse publicity for Sureal.

 Government Regulation of Products and Marketing

   Sureal is subject to or affected by extensive governmental regulations not specifically addressed to network or direct marketing. Such regulations govern, among other things, (i) product formulation, labeling, packaging and importation, (ii) product claims and advertising, whether made by Sureal or distributors, (iii) fair trade and distributor practices, and (iv) taxes, transfer pricing and similar regulations that affect foreign taxable income and customs duties.

   Sureal cannot determine the effect, if any, that future governmental regulations or administrative orders may have on the Company's business and results of operations. Moreover, governmental regulations in countries where Sureal plans to commence or expand operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to Sureal, has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of distributors and, consequently, on Sureal's sales and earnings.

 Reliance on Certain Distributors; Potential Divergence of Interests between Distributors and Sureal

   The Company's Global Compensation Plan allows distributors to sponsor new distributors. The sponsoring of new distributors creates multiple distributor levels in the network marketing structure. Sponsored distributors are referred to as "down line" distributors within the sponsoring distributor's "down line network". If down line distributors also sponsor new distributors, additional levels of down line distributors are created, with the new down line distributors also becoming part of the original sponsor's "down line network". This structure may result in certain distributors developing large down line organizations. The loss of such distributors and their down lines could adversely affect sales and impair its ability to attract new distributors.

 Entering New Markets

   Sureal intends to sell its products in additional countries such as the United States, Mexico, Canada and Japan, each of which represents a new market. Each of the proposed new markets will present additional unique difficulties and challenges. Modifications to product lines may be needed to accommodate the market conditions in each country, while maintaining the integrity of Sureal's products. No assurance can be given that Sureal will be able to reformulate its product lines successfully in any of its new markets or make other adjustments brought about by local customs or tastes to attract local consumers.

 Change in Nature of Business and Current Reliance on and Concentration of Outside Manufacturers

   Until September 1997, Sureal's independent distributors were supplied with branded products, which brands were not owned or controlled by Sureal. Until such time, the revenue generated by the sales of those products was distributed in an agreed upon manner among the supplier, shipper and Sureal pursuant to the terms of a verbal agreement. In September 1997, Sureal decided to develop and distribute its own branded products. Although the product line is similar to that of the past, this change represents a significant change in the way in which Sureal conducts its business and requires Sureal to increase its need for working capital to acquire and hold inventory. Virtually all of Sureal's branded products are sourced through and are produced by manufacturers unaffiliated with Sureal. Sureal currently has little or no direct contact with these manufacturers. Sureal's profit margins and its ability to deliver its existing products on a timely basis are dependent upon the ability of outside manufacturers to continue to supply products in a timely and cost-efficient manner. Furthermore, Sureal's ability to enter new markets and sustain satisfactory levels of sales in each market is dependent in part upon the ability of suitable outside manufacturers to reformulate existing products, if necessary, to comply with local regulations or market environments, for introduction into such markets. Finally, the development of additional new products in the future will likewise be dependent in part on the services of suitable outside manufactures.

   Sureal currently acquires products or ingredients from sole suppliers or suppliers that are considered by Sureal to be the superior suppliers of such ingredients. Sureal's management believes that, in the event that it is unable to source any products or ingredients from its current suppliers, Sureal could produce such products or replace such products or substitute ingredients without a significant disruption to its operations or prohibitive increases in the cost of goods sold. However, there can be no assurance that the loss of such a supplier would not have a material adverse effect on Sureal's business and results of operations. Similarly, no assurances can be given that Sureal's branded products will gain market acceptance.

 Competition

   The markets for personal care and nutritional products are large and intensely competitive. Sureal competes directly with companies that manufacture and market personal care and nutritional products in each of Sureal's product lines. Sureal competes with other companies in the personal care and nutritional products industry by emphasizing the value and premium quality of the Company's products and the convenience of the company's distribution system. Many of Sureal's competitors have much greater name recognition and financial resources than does Sureal. In addition, personal care and nutritional products can be purchased in a wide variety of channels of distribution. While Sureal believes that consumers appreciate the convenience of ordering products from home through a sales person or through a catalog, the buying habits of many consumers accustomed to purchasing products through traditional retail channels are difficult to change. Sureal's product offerings in each product category are also relatively small compared to the wide variety of products offered by many other personal care and nutritional product companies. There can be no assurance that Sureal's business and results of operations will not be affected materially by market conditions and competition in the future.

   Sureal also competes with other direct selling organizations, many of which have longer operating histories and higher visibility name recognition and financial resources. The leading network marketing company in Sureal's markets is Amway Corporation and its affiliates. Sureal competes for new distributors on the basis of its Global Compensation Plan and its premium quality products. Management envisions the entry of many more direct selling organizations into the marketplace as this channel of distribution expands over the next several years. Sureal also believes that other large, well-financed corporations may launch direct selling enterprises which will compete with Sureal in certain of its product lines. There can be no assurance that Sureal will be able to successfully meet the challenges posed by this increased competition.

   Sureal competes for the time, attention and commitment of its independent distributor force. Given that the pool of individuals interested in the business opportunities presented by direct selling tends to be limited in each market, the potential pool of distributors for Sureal's products is reduced to the extent other network marketing companies successfully recruit these individuals into their businesses. Although management believes that Sureal offers an attractive business opportunity, there can be no assurance that other network marketing companies will not be able to recruit Sureal's existing distributors or deplete the pool of potential distributors in a given market.

 Operations Outside the United States; Currency and Political Risks

   Sureal's operations are located, and most of its revenues are derived from, operations outside the United States. The Sureal's operations may be materially and adversely affected by economic, political and social conditions in the countries in which it operates. A change in policies by any government in Sureal's markets could adversely affect Sureal and its operations through, among other things, changes in laws, rules or regulations, or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, currency repatriation or imports, or the expropriation of private enterprises. Although the general trend in these countries has been toward more open markets and trade policies and the fostering of private business and economic activity, no assurance can be given that the governments in these countries will continue to pursue such policies or that such policies will not be significantly altered in future periods. This could be especially true in the event of a change of leadership, social or political disruption or upheaval, or unforeseen circumstances affecting economic political or social conditions or policies.

 Political Risks Inherent in Russia

   A favorable political climate in the Russian Market and the openness of its markets to United States trade is important to the success of Sureal. The Russian Federation appears to have embraced political reforms and market economies. However, there are no local procedures for such vast changes; the region has known only totalitarianism and a centrally-planned economy for most of this century. Any reversal in such perceived new political and economic trends and policies, or in international trade policy generally, could materially adversely affect Sureal's operations. Moreover, the political situation in the Russian Federation, where Sureal expects to generate a substantial portion of its revenues in the near future, remains in constant transition. Since the arrival of the Yeltsin government in December 1991, the Russian Federation has experienced a proliferation of political parties, an increase of nationalist sentiment, and a fragmentation of its economic and political institutions. In addition, there has been a dramatic increase in crime, including organized crime which may target businesses in the Russian Federation. The viability of the Russian government has been tested by various political factions gaining strength and unsuccessful coup d'etats; there can be no assurance that a coup d'etat will not again be attempted or that any future attempts will not be successful. In addition, the privatization process in other parts of the Russian Federation has been sporadic.

   Because the Russian Federation is in the early stages of development of a market economy, its commercial framework in still developing. New market-oriented laws are being enacted, but their application is still uncertain. Although Sureal believes that the Russian Federation has advanced in the area of commercial law, Russian laws and courts are not well tested in contract enforcement. Similarly, although Russian law regarding foreign investment provides protection against nationalization and confiscation, there is little or no judicial precedent in this area.

   The various government institutions and the relations between them, as well as the government's policies and the political leaders who formulate and implement them, are subject to rapid and potentially violent change. The Constitution of the Russian Federation (the "Russian Constitution") gives the President of the Russian Federation substantial authority, and any major changes in, or rejection of, current policies favoring political and economic reform by the President may have a material adverse effect on Sureal.

   The Russian Federation is constituted as a federation of republics, territories, regions (one of which is an autonomous region), cities of federal importance and autonomous areas, all of which are equal members of the Russian Federation. The delineation of authority among the regions, the internal republics and the federal governmental authorities is, in many instances, uncertain, and in some instances, contested. In Chechnya, for example, regional and local authorities openly defied the powers of the federal government, resulting in a protracted military confrontation. Lack of consensus between local and regional authorities and the federal government often results in the enactment of conflicting legislation at various levels and may result in political instability. This lack of consensus may have negative economic effects, which could be material to Sureal.

   Furthermore, the political and economic changes in Russia in recent years have resulted in significant dislocations of authority, as previously existing structures have collapsed and new structures are only beginning to take shape. The local press and international press have reported that significant organized criminal activity has arisen, particularly in large metropolitan centers. Moreover, the combination of the sudden loss of the tight social control that was characteristic of the Soviet Union, a large but poorly paid police force, an increase in unemployment, an influx of unemployed persons from outlying areas to metropolitan centers and a decline in real wages has led to a substantial increase in property crime in large cities. In addition, the local press and international press have reported high levels of official corruption in the Moscow Region, and elsewhere in the Russian Federation. In an effort to decrease the levels of criminal activity and corruption, President Yeltsin has issued a series of decrees granting the security forces very broad powers. It has been acknowledged that many provisions of these anti-crime decrees violate the Russian Constitution, as well as the Criminal Code of the Russian Federation, and these decrees have been viewed by many as a threat to civil rights. While the Sureal has not been adversely affected by these factors to date, no assurance can be given that the depredations of organized or other crime will not in the future have a material adverse effect on Sureal.

   The failure of many state-controlled enterprises to pay full salaries on a regular basis, and the failure of salaries and benefits generally to keep pace with the rapidly increasing cost of living have led in the past, and could lead, in the future, to labor and social unrest. Such labor and social unrest may have political, social and economic consequences, such as increased support for a renewal of centralized authority, increased nationalism (with restrictions on foreign involvement in the economy of the Russian Federation) and increased violence, any of which could have a material adverse effect on Sureal.

   The health of Russia's current president, Boris Yeltsin, has been reported to be poor and, as a result, he could be forced to step down, could become incapacitated or could die. In such event, under the Russian Constitution the prime minister would become acting president and would be required to call new presidential elections. This process could result in a period of political instability that could have a material adverse effect on companies operating in Russia.

 Currency Risks Associated with Russia

   The recent history of trading in the rouble as against the U.S. Dollar has been characterized by significant declines in value and considerable volatility. Although in recent months, the rouble has experienced relative stability against the U.S. Dollar, there is a risk of further declines in value and continued volatility in the future. The rouble is generally not convertible outside Russia. A market exists within Russia for the conversion of roubles into other currencies, but it is limited in size and is subject to rules limiting the purposes for which conversion may be effected. The limited availability of other currencies may tend to inflate their values relative to the rouble and there can be no assurance that such a market will continue to exist indefinitely. Moreover, the banking system in Russia is not yet as developed as its Western counterparts and considerable delays may occur in the transfer of funds within, and the remittance of funds out of, Russia.

   All of Sureal's billings to its distributors are denominated in U.S. dollars. To date, its distributors have always paid such invoices promptly. However, any delay in these distributors' ability to convert roubles into a foreign currency in order to make a payment or delay in the transfer of such foreign currency could have a material adverse effect on Sureal.

 Legal Risks Associated with Russia

   Russia lacks a fully developed legal system. Russian law is evolving rapidly and in ways that may not always coincide with market developments, resulting in ambiguities, inconsistencies and anomalies, and ultimately in investment risk that would not exist in more developed legal systems. For example, the ability of a creditor both to obtain a lien or other similar priority in payment and to enforce such priority is uncertain. Furthermore, effective redress in Russian courts in respect of a breach of law and regulation, or in an ownership dispute, may be difficult to obtain.

   Risks associated with the Russian legal system include: (i) the untested nature of the independence of the judiciary and its immunity from economic, political or nationalistic influences; (ii) the relative inexperience of judges and courts in commercial dispute resolution, and generally in interpreting legal norms; (iii) inconsistencies among laws, presidential decrees and governmental and ministerial orders and resolutions; (iv) oftentimes conflicting local, regional and national laws, rules and regulations, particularly in the Russian Federation; (v) the lack of judicial or administrative guidance on interpreting the applicable rules; and (vi) a high degree of discretion on the part of government authorities and arbitrary decision making which increases, among other things, the risk of property expropriation. The result has been considerable legal confusion, particularly in areas such as company law, property, commercial and contract law, securities law, foreign trade and investment law and tax law. No assurance can be given that the uncertainties associated with the existing and future laws and regulations of Russia will not have a material adverse effect on Sureal.

   Furthermore, the relative infancy of business and legal cultures in Russia is reflected in the inadequate commitment of local business people, government officials and agencies, and the judicial system to honor legal rights and agreements, and generally to uphold the rule of law. Accordingly, Sureal may, from time to time, confront threats of, or actual, arbitrary or illegal revision or cancellation of its licenses and agreements, and face uncertainty or delays in obtaining legal redress, any of which could have a material adverse effect on the results of Sureal's operations.

   Sureal is incorporated in the State of Delaware. However, a substantial portion of its assets will be located in the Russian Federation. By reason of the foregoing, it may not be possible for Sureal to effect service of process within the United States upon key distributors or warehouse operators, or to enforce in the United States or outside of the United States judgments obtained against such entities or individuals. No treaty exists between the United States and the Russian Federation for the reciprocal enforcement of foreign court judgments.

 Social Risks Inherent in Russia

   The political and economic changes in Russia since the breakup of the former Soviet Union have resulted in significant social dislocations, as existing structures of authority have collapsed and new ones are only beginning to take shape. The resulting broad decline in the standard of living has resulted in substantial political pressure on the government to slow or even reverse the economic policies currently being pursued.

   In addition, the local and international press have reported significant organized criminal activity, particularly in large metropolitan centers, directed at revenue-generated businesses, and an increased integration of Russian organized crime and major international criminal organizations. In addition, a substantial increase in property crime in large cities has been reported. Finally, the local and international press have reported high levels of official corruption in the locations where the Company operates. No assurance can be given that organized or other crime or claims that Sureal's independent distributors have been involved in official corruption will not, in the future, have a material adverse effect on Sureal.

                                   DILUTION

   Prior to selling any shares under this Offering, based on the Company's Consolidated Financial Statements as of December 31, 1997, the Company has 10,985,634 shares of common stock issued and outstanding (including 291,000 issuable upon the conversion of $873,000 in preferred stock) with a net tangible book value of $540,679(or $.05 per share).

   Assuming that the maximum number of 3,000,000 Shares is sold in this Offering, there would be a total of 13,985,634 (11,652,301 if the Minimum Offering is sold) shares issued and outstanding with a total net tangible book value of $38,416,452 or $2.75 per share ($8,886,452 or $.76 per share if the Minimum Offering is sold). The dilution to the public stockholders would be $12.25 per share or 82% per share based on a purchase price of $15 per share ($14.24 or 95% if the Minimum Offering is sold). The public stockholders would own 21.5% (5.7% if the Minimum Offering is sold) of the outstanding shares. The present stockholders would benefit by an increase in net tangible book value of $2.70 ($.71 if the Minimum Offering is sold) per share.

   Net tangible book value per share is obtained by subtracting the total liabilities from total tangible assets (total assets less intangible assets). Dilution is the difference between the public offering price and the net tangible book value of shares immediately after the Offering.

                                                        MAXIMUM    MINIMUM
                                                       --------- ---------
Public offering price per share ......................   $15.00    $15.00
                                                       --------- ---------
Net tangible book value per share before Offering (2).      .05       .05
Increase per share attributable to public investors  .     2.70       .71
                                                       --------- ---------
Net tangible book value per share after Offering (2) .     2.75       .76
                                                       --------- ---------
Dilution per share to public investors ...............   $12.25    $14.24
                                                       ========= =========

------------
(1) Before deduction of underwriting commissions and estimated expenses to be paid by the Company.
(2) Gives effect to the issuance of 750,000 shares pursuant to the Share Exchange Agreement associated with the acquisition of Sureal (see "Business" and "Certain Transactions") and the two for one reverse stock split effective December 8, 1997 and assumes the issuance of 291,000 Common Shares upon the conversion of $873,000 of preferred stock (see "Description of Capital Stock").

   The following table sets forth, after giving effect to the assumed completion of the Offering, information relating to the number of shares purchased from the Company, the total consideration paid and the average price per share paid by existing shareholders and by the public participating in the Offering.

                           SHARES OWNED            CONSIDERATION
                      ----------------------- ------------------------  AVERAGE PRICE
                       NUMBER (1)    PERCENT      AMOUNT      PERCENT     PER SHARE
                      ------------ ---------  -------------  --------- ---------------
Present Shareholders   10,985,634      78.5    $ 3,401,949       7.0        $  .31
Public Investors:
 Maximum Offering ...   3,000,000      21.5     45,000,000      93.0         15.00
                      ------------ ---------  ------------- ---------
 Total ..............  13,985,634     100.0    $48,401,949     100.0
                      ============ =========  ============= =========

                           SHARES OWNED            CONSIDERATION
                      ----------------------- ------------------------  AVERAGE PRICE
                       NUMBER (1)    PERCENT      AMOUNT      PERCENT     PER SHARE
                      ------------ ---------  ------------- ---------   ---------------
Present
 Shareholders........  10,985,634      94.3    $ 3,401,949      25.4        $  .31
Public Investors:
 Minimum Offering  ..     666,667       5.7     10,000,000      74.6         15.00
                      ------------ ---------  ------------- ---------
 Total ..............  11,652,301     100.0    $13,401,949     100.0
                      ============ =========  ============= =========

------------
(1) Gives effect to the issuance of 750,000 shares pursuant to the Share Exchange Agreement associated with the acquisition of Sureal (see "Business" and "Certain Transactions") and the two for one reverse stock split effective December 8, 1997 and assumes the issuance of 291,000 Common Shares upon the conversion of $873,000 of preferred stock (see "Description of Capital Stock").

                               USE OF PROCEEDS

   The allocations set forth below are the estimates of management as to how the net proceeds of the Offering (estimated to be $37,875,000 if the Maximun Offering is sold and $8,325,000 if the Minimum Offering is sold) will be allocated as set forth below. The determination of net proceeds assumes that the Company will pay a total of 12.5 percent of gross proceeds to the Underwriter in the form of commissions and expenses as well as incur expenses of the offering of $500,000 ($425,000 if the Minimum Offering is sold). For the purposes of this presentation, commissions and expenses that will be paid to KMS, a subsidiary of the Company, are shown as expenses and treated as net reductions of Offering proceeds. This table also excludes possible sales by the Selling Shareholder because none of the proceeds from such sales will go to the Company.

                                                                        MINIMUM       MAXIMUM
                                                                       OFFERING      OFFERINMG
                                                                     ------------ -------------
Develop Sureal's business (including repayment of $210,000
 principal amount of indebtedness) .................................  $3,000,000    $ 5,000,000
Purchase a seat on the New York Stock Exchange......................                  1,500,000
Purchase a seat on the American Stock Exchange......................                    500,000
Open brokerage office in Bahrain....................................   4,000,000      4,000.000
Expand KMS' proprietary trading.....................................                  7,000,000
Expand KMS Asset Management Group...................................   1,325,000      7,000,000
Effect other acquisitions or strategic investments..................                 12,875,000
                                                                     ------------ -------------
Total...............................................................  $8,325,000    $37,875,000
                                                                     ============ =============

   The foregoing represents the Company's best estimate of its allocation of the net proceeds of this Offering based upon the current state of its business operations, its current plans and current economic and business conditions and is subject to reapportionment among categories listed above or to new categories. Future events, including the problems, expenses, complications and delays frequently encountered by growing businesses, as well as changing economic conditions, the regulatory environments confronting the Company's subsidiaries, may make shifts in the allocation of funds necessary or desirable.

   The Company has identified the Direct Marketing and Military Resale industries as offering attractive rollup opportunities. However, no formal discussions have taken place with any potential acquiree and no such discussions are anticipated until following the completion of this Offering.

   The funds from the Offering will be invested in United States Treasury Obligations or a similar instrument until needed for the purposes set forth above.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995.

   Information set forth herein contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The Company cautions readers that important factors may affect the Company's actual results and could cause such results to differ materially from forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to, changing market conditions, the impact of competitive products, pricing, acceptance of the Company's products in development and other risks detailed herein and in other filings that the Company makes with the SEC.

RESULTS OF OPERATION

 The Company

   The Company was organized under the laws of the State of Delaware in December 17, 1996. It had no operating activities in 1996. In 1997, it had no direct revenues other than those of its operating subsidiaries, KMS and Sureal, that are described individually in the sections that follow. Its expenses in 1997 consisted of:

 Officers' compensation  ..  $342,500
 Start-up costs ...........   564,335
 Office and administrative     36,523
                            ----------
 Total ....................  $943,358
                            ==========

   The start-up costs relate principally to the costs of establishing a brokerage firm in Bahrain to take advantage of KMS' contacts in the Middle East. The Company is optimistic that all necessary approvals and authorizations will be obtained, but no assurances thereof can be given.

KMS

 1997 Compared to 1996

DESCRIPTION                       12/31/97     PERCENT     12/31/96      PERCENT   DIFFERENCE
-----------                    -------------  ---------  ------------   --------- ------------
Commissions and trading  .....  $ 2,521,870               $   243,097
Interest and other ...........      392,327                     5,892
Total ........................    2,914,197    100.00%        248,989    100.00%   $2,665,208
Expenses:
Compensation and related  ....    1,705,207     58.51%        481,678    193.45%    1,223,529
Clearance and floor
 brokerage....................      158,184      5.43%         68,385     27.47%       89,799
Occupancy and administratine .      668,104     22.93%        525,427    211.02%      142,677
Professional services ........      273,039      9.37%        310,032    124.52%      (36,993)
Communications ...............      317,447     10.89%         68,343     27.45%      249,104
Regulatory ...................       93,919      3.22%         44,608     17.92%       49,311
Other ........................    1,100,754     37.77%                              1,100,754
Total ........................    4,316,654    148.12%      1,498,473    601.82%    2,818,181
Net loss .....................   (1,402,457)               (1,249,484)
Less--Intercompany expenses  .      818,271     28.08%
Net ..........................  $  (584,186)              $(1,249,484)             $  665,298

   The periods are not comparable because KMS activities were de minimis prior to May 1996. Revenues increased as follows:

                           1997         1996      DIFFERENCE
                       ------------ -----------  ------------
Commission income  ...  $  863,673    $ 355,795   $  507,878
Trading income - net .   1,658,197     (129,279)   1,789,476
Interest .............      37,656        5,892       31,674
Other ................     354,671       16,581      338,090
                       ------------ -----------  ------------
  Total ..............  $2,914,197    $ 248,989   $2,665,208
                       ============ ===========  ============

   The increase in commission income reflects the (i) general increase in KMS' activities during the period and (ii) the receipt in 1997 of commissions of $333,755 associated with underwriting activities. The increase in trading income reflects (i) the increase in resources available for trading and (ii) the impact of net trading losses of approximately $165,000 during the last three months of 1996. Other revenues increased because of significant increases in service and investment banking fees.

   The overall level of expenses increased in 1997 because of the increase in sales and trading activities. Increases not related to increases in activity included consulting and legal fee increases of approximately $215,000. In addition, KMS settled a dispute involving a guarantee of a customer/preferred stockholder obligation for $282,483. Overall executive compensation also increased by approximately $375,000.

   The intercompany expense for 1997 is described in Note 4 to KMS' financial statements.

   No benefit has been recorded for KMS' net operating loss carryforwards because of the uncertainty of utilizing such carryforwards.

SUREAL

   Sureal was formed in August 1995, at which time it acted as the marketing, sales and administrative arm for Eastern Europe for an existing direct marketing company specializing in personal care and nutritional products. In October 1997, it decided to change its strategic focus by developing its own product line. These factors, taken as a whole, distort the comparability of the data set forth below. Sureal commenced its operations in August 1995 using a network of 333 independent distributors in Russia. The number of distributors in the network increased to 4,972 at December 31, 1995; 94,307 at December 31, 1996; and 172,221 at May 31, 1997, Commissionable sales levels, to a large extent, are a function of the number of distributors selling the product. On the other hand, commissionable sales were impacted in the last quarter of 1997 while Sureal was developing its own branded product line. It lacked sufficient inventory levels for its new products until January 1998.

   The nature of Sureal's business is such that it can process significant volumes of business without increasing administrative expenses. It has a highly automated administrative function and receives data from the major independent distributors in electronic form.

 1997 Compared to 1996

                                    1997         %         1996         %      DIFFERENCE      %
                               ------------- -------  ------------- -------  ------------- --------
Commissionable sales .........  $31,720,456            $21,594,562            $10,125,894     46.9%
Cost of commissionable sales     30,459,297             20,720,459              9,738,838
Net ..........................    1,261,159                874,103                387,056
Other revenues ...............       67,208                 65,261                  1,947      3.0%
Gross Margin .................    1,328,367                939,364                389,003     41.4%
Expenses:
Compensation and related  ....      463,693    34.9%       348,309    37.1%       115,384     33.1%
Occupancy and administrative .      251,227    18.9%       205,135    21.8%        46,092     22.5%
Total ........................      714,920    53.8%       553,444    58.9%       161,476     29.2%
Income (loss) before taxes  ..      613,447    46.2%       385,920    41.1%       227,527     59.0%
Proforma income taxes ........      229,000    17.2%       111,000    11.8%       118,000    106.3%
Proforma Net Income ..........  $   384,447    28.9%   $   274,920    29.3%   $   109,527     39.8%

   Commissionable sales increased because of the greater number of independent distributors in 1997 compared with 1996. This increase was offset because Sureal changed its focus in 1997 and decided to introduce its own branded products. This decision offset the increase because it took several months to begin obtaining a sufficient quantity of inventory to meet the demand of the independent distributors and to complete the registration process for its products. Management believes that this new strategy will result in significantly higher margins on sales.

   Administrative expenses increased principally because of increased office salaries and related benefits. Facilities costs increased because Sureal increased the size of its office space to accommodate the growth in office personnel. No other expense category fluctuated significantly between periods.

   Sureal was an S corporation during the periods covered. The pro forma income tax provision reflected above represents the amounts that would have been reported as a provision for income taxes if Sureal was filing a separate return as a C corporation in each year.

 1996 Compared to 1995

                                  1996         %        1995         %       DIFFERENCE       %
                             ------------- -------  ----------- ---------  ------------- ---------
Commissionable sales .......  $22,726,683             $480,923              $22,245,760    4625.6%
Other revenues .............      109,936              142,459                  (32,523)    (22.8)%
Total ......................   22,836,619              623,382               22,213,237    3563.3%
Cost of revenues ...........   21,897,254    95.9%     568,417      91.2%    21,328,837    3752.3%
Gross profit ...............      939,365     4.1%      54,965       8.8%       884,400    1609.0%

Expenses:
General and administrative        437,081     1.9%     108,111      17.3%       328,970     304.3%
Selling ....................       95,622     0.4%      18,552       3.0%        77,070     415.4%
Facilities .................       19,376     0.1%       8,974       1.4%        10,402     115.9%
Other ......................        1,365     0.0%         823       1.5%           542      65.9%
Total ......................      553,444     2.4%     136,460      21.9%       416,984     305.6%
Income (loss) before taxes    $   385,921     1.7%    $(81,495)    (13.1)%  $   467,416

   Sureal began operations in August 1995 and was a start-up operation for much of the period August 5, 1995 until December 31, 1995. Therefore, the two periods are not comparable. Other revenues in 1995 consisted principally of miscellaneous product sales outside the direct marketing network. The amount of such sales decreased in each subsequent period as the direct marketing network was put in place.

INFLATION

   The Company's business and operations have not been materially affected by inflation during the period ended December 31, 1997. However, KMS, by the nature of its business, would be impacted by a period of inflation. Sureal could be affected to the extent that inflation in the Russian Market causes its products to be sold at unattractive price points.

LIQUIDITY AND CAPITAL RESOURCES

   As of December 31, 1997, the Company had stockholders equity of $540,679, after giving effect to the merger with Sureal completed in December 1997 and accounted for as a pooling of interests. Management of the Company believes that the proceeds from the initial public offering will be sufficient to meet the initial liquidity and capital needs. The Company has not entered into any material commitments regarding capital expenditures.

SEASONALITY

   The demand for the Company's products and services is not seasonal. However, it is not unusual for brokerage activity to decrease during the summer months.

 New Accounting Pronouncements

   The Financial Accounting Standards Board has issued Statements of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share"; No. 129, " Disclosure of Information about Capital Structure"; No. 130, "Reporting Comprehensive Income"; and No. 131, "Disclosure about Segments of an Enterprise and Related Information." These new accounting pronouncements are not expected to have a significant impact on the Company. SFAS No. 128 requires the presentation of Basic Earnings Per Share that the Company believes will, in its case, approximate the amounts reported as Primary Earning Per Share. The disclosure requirements in SFAS No. 129 and 130 are not expected to impact the Company's financial statements. The merger with Sureal is expected to result in the Company having to provide segment information.

                                   BUSINESS

 The Company

   United States Financial Group, Incorporated ("USFG" or the "Company") is a diversified holding company, incorporated under the laws of the State of Delaware. USFG's main business purpose is to acquire undervalued or reasonably priced companies in industries well suited for roll up consolidation transactions. These roll up or consolidation candidates operate in industry or market niches that are well established, are served in a fragmented way and do not compete directly with large competitors. Furthermore, these target companies have to have experienced management teams and do not require significant expenditures for research and development. USFG has begun to implement this strategy through the acquisition and/or establishment of four companies and has assembled a management team that is experienced in all phases of mergers and acquisitions.

   The Company has four subsidiaries, two of which are currently active. Klein, Maus & Shire, Inc. ("KMS"), an investment banking firm and a broker-dealer of securities duly registered with the SEC and is a member firm of the NASD, Municipal Securities Rulemaking Board (known as the "MSRB"), the Securities Insurance Protection Corporation ("SIPC"). Sureal International, Inc. ("Sureal"), a sales and direct marketing company that sells health and other consumer products in Russia and other republics of the former Soviet Union through a network of independent distributors was acquired in December 1997 in a pooling of interest transaction.

   The two inactive subsidiaries were formed for specific purposes. KMS Asset Management Group, Incorporated will be an asset management and international financial consultancy company and will take advantage of the contacts of USFG's president. US Military Resale Group, Incorporated ("Military Resale Group") was established to acquire military commissaries and other suppliers of consumer products to the Army and Air Force Exchange System.

   The Company acquired KMS through a share exchange effected on March 31, 1997 in which Mr. Khan exchanged 18,889,267 shares of KMS' common stock for 18,889,267 shares of the Company's common stock. On December 8, 1997, the shares held by Mr. Khan became subject to a two for one reverse stock split, thereby converting into 9,944,634 shares. On December 3, 1997, the Company exchanged 750,000 shares of its common stock, subject to adjustment, for all of the outstanding shares of common stock of Sureal. Both of these transactions were accounted for as pooling of interest. KMS, as a broker-dealer and investment bank, will be the vehicle to obtain and provide the capital necessary to implement the overall strategy.

   The Company's principal place of business is located at 110 Wall Street, New York, New York 10005, and its telephone number is 212-785-4545.

 Klein Maus & Shire, Inc.

   KMS is a broker-dealer of securities duly registered with the SEC and a member firm of the NASD, was incorporated under the laws of the State of Indiana on August 15, 1994 under the name Comprehensive Financial Products, Inc. It changed its name to "Khan, Edwards & Company" on December 9, 1994 and adopted its current name on February 26, 1996.

   KMS is an investment bank providing full service investment banking, trading, research and advisory services to over 3,000 high net worth individuals and institutions around the world. The key to KMS' current and future success is its principal client base of high net worth international investors and institutions. KMS' access to this client base through its senior management puts it in a strong position to expand its investment banking activities without reliance on cold calling, high pressure marketing activities. KMS' growth plans are based on a corporate policy emphasizing generating revenues at a non-retail level, and maintaining a small sales force comprised of experienced financial consultants with impeccable records. KMS is located at 110 Wall Street in New York where it occupies two floors totaling 14,000 square feet.

   Most of KMS' activities to date involve the retail trading and selling of securities. KMS has also participated as a member of the selling group on seven initial public offerings and one secondary public offering and has co-managed one initial public offering. Its clients are located throughout the country and around the world and include institutional investors.

   KMS' goal is to keep providing full service investment banking services, including research and advisory capabilities, to sophisticated high net worth individuals and institutions. The key to building upon this goal is the expansion of the KMS Asset Management Group, Incorporated that manages funds for a fee (see below). KMS also intends to acquire seats on the New York and American Stock Exchanges because its principal client base is and is likely to continue being high net worth international investors and institutions. KMS access to this client base through its senior management which puts it in a strong position to expand its investment banking activities without reliance on cold calling, high pressure sales activities.

   KMS' principal strategy is to focus its resources on certain core businesses where Management believes KMS can compete profitably and be among the leading participants in each targeted market. In addition, KMS emphasizes economic and investment research in the development of its business. Over the next several years, KMS plans to expand significantly the scope of its business activities and its customer base, both in the U.S. and internationally. This strategy will allow KMS to establish strong positions in selected high-margin activities, including equity and high-yield corporate securities underwriting. Mr. Khan, KMS' President, currently manages investments for several international institutional investors and has KMS poised to expand this aspect of its business. KMS' ability to identify, recruit and retain experienced and talented professionals is and will be the key element of its success in implementing its expansion strategy. These professionals will augment the capabilities of the existing officers and directors who have experience in capital market transactions and mergers and acquisitions. No assurances can be given that KMS will be successful in implementing its plans.

   KMS conducts its business through several operating divisions, each of which will become more distinctive as KMS expands its operations. These divisions are (i) the Banking Group; (ii) the Capital Markets Group, which includes the Fixed-Income, Institutional Equities, and other retail operations; and the (iii) Money Management Group, which engages in the business of providing fee-based advisory services to corporate and institutional customers. The Capital Markets Group comprises substantially all of KMS' activities to date.

   THE BANKING GROUP has participated in raising capital and providing financial advice to companies throughout the U.S. and plans to expand its activities abroad. It also manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. In addition, it assists developing countries to obtain project financing and the privatization of government owned enterprises. It was recently engaged as the investment banker for the Republic of Granada which marks the start of its undertakings in this arena. The intermediate and long-term plans are to invest KMS Asset Management Group funds in projects and financing arranged by the Banking Group.

   THE CAPITAL MARKETS GROUP provides a broad range of services, including retail trading, research origination and distribution of equity and fixed-income securities, private equity investments and venture capital. Its Fixed-Income Division will provide institutional and individual clients with research, trading and sales services for a broad range of fixed-income products, including high-yield corporate, investment grade, U.S. government and asset-backed securities. The Institutional Equities Division provides institutional clients with research, trading and sales services in listed and over-the-counter equity securities.

   The Capital Markets Group will also engage in proprietary trading. KMS will manage its risks by limiting to nominal amounts the amount of securities that will be held overnight in the trading portfolios.

   KMS' retail customer accounts are carried on a "fully disclosed" basis by Cowen & Co., members of the New York and other principle stock exchanges, pursuant to a clearing agreement. This agreement provides, among other things, that customer securities positions and credit balances are insured up to $50,000,000 by Securities Investors Protection Corp. ("SIPC") and supplementary private insurance coverage. All customer credit balances are subject to immediate withdrawal from Cowen & Co., at the discretion of the individual customer.

   The Company's trading and retail activities benefit from the utilization of automated trading systems such as Selectnet, SOES and ACT. The company's trading and retail activities will further benefit from the utilization of other automated trading systems such as Instinet, BNET, and the automated ticketless Brass trading program. The Brass system, which, in effect, makes trading "paperless", enhances the ability of traders to focus on market conditions by eliminating the prior administrative burden inherent in trading. The Selectnet and Instinet networks link a company with trading partners throughout the United States, including other brokerage firms, block trading desks and specialists on the regional exchanges. These systems provide KMS with access into every major securities exchange on a worldwide basis. As it grows, KMS will also employ an electronic volume monitoring system that will allow it to determine the percentage of its relative trading volume in a specific security.

   KMS is currently registered for retail distribution in the following jurisdictions:

     Alabama        Massachusetts        South Dakota
     Alaska           Michigan              Texas
     Arizona          Minnesota              Utah
    Arkansas         Mississippi           Vermont
   California          Montana             Virginia
    Colorado           Nevada          Washington, D.C.
  Connecticut        New Jersey           Washington
    Delaware          New York          West Virginia
     Florida       North Carolina         Wisconsin
     Georgia            Ohio               Wyoming
    Illinois          Oklahoma
     Kansas            Oregon              Pending:
    Kentucky        Pennsylvania           Indiana
    Louisiana       Rhode Island            Maine
    Maryland       South Carolina          Nebraska

   KMS' trading and retail operations are regulated by the NASD. The NASD places various restrictions and limitations on the operations of member firms, subject to revision based on the NASD's experience with each firm. KMS may make markets in 15 NASDAQ securities and employ up to 55 financial consultants. KMS is allowed to co-manage a best efforts or a firm commitment public offering of securities. KMS does not and may not participate in transactions involving penny stocks.

   KMS ASSET MANAGEMENT GROUP, INCORPORATED was formed to serve as an advisor to institutions, individuals and governments. Its strategy will be to expand its money management business by increasing assets under management and by increasing its international consultancy business by becoming advisors to additional institutions and governments of developing countries. It currently acts as an advisor to several international corporations and individuals and to the governments of Grenada, South Korea and Pakistan. It is acting as an advisor to the Grenadine government on its tourism and infrastructure development project and to the government of Pakistan on establishing the first "High Technology Industry Park" in Pakistan.

   The minimum investment required for investors within KMS asset management group is $250,000. Each account is insured up to $50 million by an "A" rated insurance company, but is subject to normal market risks associated with investing. KMS charges fees equal to one percent of the average assets under management plus performance bonuses.

 Government Regulation

   The SEC is the Federal agency responsible for the administration of the Federal securities laws. KMS is registered as a broker-dealer with the SEC. Much of the regulation of broker-dealers has been delegated to self-regulated organizations, principally the NASD and national securities exchanges such as NASDAQ. These self-regulatory organizations adopt rules (subject to approval by the SEC) that govern the industry and conduct periodic examinations of KMS' operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. KMS is currently registered as a broker/dealer in states and the District of Columbia.

   Broker-dealers are subject to regulation covering all aspects of the securities business, including sales method, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure of securities firms, record-keeping and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules may directly affect the mode of operation and profitability of broker-dealers. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and stockholders of broker-dealers.

   Certain regulatory bodies perform audits or other procedures to ensure compliance with their rules and regulations. The NASD completed an audit of KMS in February 1998, at which time it issued a letter setting forth certain alleged exceptions and areas of noncompliance noted during the performance of its audit procedures. Management of KMS, based on its review of the letter, discussions with counsel and with the NASD auditors, does not believe that the ultimate resolution of the matters set forth in the letter from the NASD will have a material adverse effect on KMS' results of operations or financial condition, although no assurances thereof can be given.

   The SEC's Net Capital Rule imposes minimum financial requirements for all registered broker-dealers doing business with the public. KMS is subject to the requirements of this rule. The Net Capital Rule places limits on certain of the KMS' operations, such as underwriting activities and market making and other principal trading activities. A decrease below minimum net capital in the form of a significant operating loss or any unusually large charge against KMS' net capital could adversely affect its ability to expand or even maintain its present levels of business. See "Risk Factors."

 Competition

   All aspects of KMS' business are highly competitive. KMS competes or will compete directly with numerous other securities brokers and dealers, investment banking firms, life insurance sales agencies, investment advisors, leveraged buyout firms, venture funds and, indirectly for investment funds, with commercial banks. Many of KMS' competitors have substantially greater capital and other resources than does KMS. Some commercial banks and thrift institutions also offer securities brokerage services and many commercial banks offer a variety of investment banking services. Competition among financial services firms also exists for investment representatives and other personnel.

   The securities industry has become considerably more concentrated and more competitive in recent years as numerous securities firms have either ceased operation or have been acquired by or merged into other firms. In addition, companies not engaged primarily in the securities business, but having substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with greater capital resources than those of KMS. Furthermore, numerous commercial banks have petitioned the Board of Governors of the Federal Reserve System for permission to enter into various new business activities from which they are currently barred, such as underwriting certain mortgage-backed and municipal revenue securities and securities backed by consumer loans. Various legislative proposals, if enacted, would also permit commercial banks to engage in such activities. Ultimately, these developments or other developments of a similar nature may lead to the creation of integrated financial service firms that offer a broader range of financial services.

   The securities industry has experienced substantial commission discounting by broker/dealers competing for institutional and individual brokerage business, including many offering low rates on the Internet. In addition, an increasing number of specialized firms now offer "discount" services to individual customers. These firms generally effect transactions for their customers on an "execution only" basis without offering other services such as portfolio valuation, investment recommendations and research. The continuation of such discounting and an increase in the number of new and existing firms offering such discounts could adversely affect KMS' retail business.

SUREAL

   Sureal is a direct marketing company involved in the distribution and sale of high quality nutritional and other products. Sureal was founded as Legacy Export, Inc. ("Legacy") in 1995 by Richard Wogksch, R. Bret Jenkins, and Glen Jensen for the purpose of creating, developing and expanding direct marketing businesses internationally, with an emphasis on Russia and other republics of the former Soviet Union. The founders had experience in the direct marketing industry, including the international aspects thereof. Legacy commenced its operations as the marketing, sales and administrative arm for Eastern Europe for an existing direct marketing company specializing in personal care and nutritional products. Legacy commenced its operations in August 1995 using a network of 333 independent distributors in Russia. The number of distributors in the network increased to 4,972 at December 31, 1995; 94,307 at December 31, 1996; and 172,221 at May 31, 1997, respectively. Monthly commissionable sales to these distributors rose from $20,000 in July 1995 to $5,009,000 in February 1997. Sureal, which changed its name in October 1997, is headquartered in Orem, Utah.

   Sureal discontinued its relationship with other product companies in September 1997, at which time it made a decision to introduce its own branded products to be distributed through its sales network. Through September 1997, the revenue generated by the sales of those products was distributed in an agreed upon manner among the supplier, shipper and Sureal pursuant to the terms of a verbal agreement. Sureal's product philosophy is to introduce its own branded products based on researching the best that science and nature can offer and produce, using contract manufacturers, innovative products that are specifically designed for a network marketing distribution channel. Sureal presently offers nutritional products and a line of air purification products. It plans on expanding both of these lines, as well as introducing a personal care line and other specialty products.

 Nature of Direct Marketing

   Sureal distributes its products through a system of direct or network marketing. Under most network marketing systems, independent distributors purchase products for retail sale or personal consumption. Direct marketing involves the sale of products through a network of independent distributors who enter into contract agreements or licenses with the direct marketer. Pursuant to Sureal's Global Compensation Plan, products are sold exclusively to or through independent distributors who are not employees of Sureal.

   Direct marketing sales have increased rapidly in recent years. Many products sold by direct marketers are characterized as having high margins. Typically, distributor incentives and commissions represent the highest cost for a direct marketer.

   Network marketing is an effective vehicle to distribute Sureal's products because (i) a consumer can be educated about a product in person by a distributor, which is more direct than the use of television and print advertisements; (ii) direct sales allow for actual product testing by a potential consumer; (iii) the impact of distributor and consumer testimonials is enhanced; and (iv) as compared to other distribution methods, distributors can give customers higher levels of service and attention, by, among other things, delivering products to a consumer's home and following up on sales to ensure proper product usage, customer satisfaction, and to encourage repeat purchases. Under most network marketing systems, independent distributors purchase products either for resale or for personal consumption.

   International direct selling as a distribution channel has been enhanced in the past decade because of advances in communications, including telecommunications, and the proliferation of the use of videos, email and fax machines. Direct selling companies can now produce or purchase high quality videos for use in product education, demonstrations, and sponsoring sessions that project a desired image for the company and product line. Sureal is committed to fully utilizing current and future technological advances to enhance the effectiveness of its direct selling program.

   Sureal's management believes that the distributor incentive program is the most integral factor in developing a strong distributor network. Sureal's network marketing program is specifically designed for the needs of international distributors and differs from the compensation plans of many other network marketing programs in several respects. First, Sureal's Global Compensation Plan allows distributors to develop a seamless global network of down line distributors (see below). Second, the Global Compensation Plan is among the most financially rewarding plans offered to distributors by network marketing companies, and can result in commissions to distributors aggregating up to a maximum of 63% of a product's wholesale price.

   Global Compensation Plan -- Sureal believes that the two principal strengths of its Global Compensation Plan is the potential level of commissions and bonuses available to distributors and its seamless integration across all markets in which Sureal products are sold. Sureal believes that the Global Compensation Plan is among the most financially rewarding plans offered to distributors by network marketing companies. There are two fundamental ways in which distributors can earn money: (i) through retail markups, for which Sureal recommends a range of approximately 30%: and
(ii) through a series of commissions on each product sale which can result in commissions to distributors aggregating up to a maximum of 63% of such product's wholesale price. However, Sureal believes the actual commissions paid will be significantly less. Commissions have averaged from 40% to 42% of revenue from commissionable sales since inception.

   By entering into distributor agreements with Sureal, distributors are authorized to sponsor new distributors in each country where Sureal has operations. This policy allows distributors to receive commissions for sales at the same rate for sales in foreign countries as for sales in their home country. This is a significant benefit to distributors because they are not required to establish new distributorships or requalify for higher levels of commissions within each new country in which they begin to operate. The seamless integration of the Global Compensation Plan means that distributor knowledge and experience can be used to rapidly build distributor leadership in new markets.

   Sureal's compensation plans for distributors also include:

   o Permitting past ordering performance (during the period when Sureal represented other direct marketers) to count in the new incentive program;

   o Establishing an investment program at a broker/dealer in which a portion of bonuses may be retained and invested for the benefit of distributors;

   o Permitting distributors to represent more than one direct marketing company;

   o Providing products that management believes are needed in the marketplace at price points that are realistic and attractive; and

   o Continuing its distributor administrative program that includes timely reporting and people who speak the local language fluently.

These programs, taken as a whole, are believed to be unique in the direct marketing industry.

 Sponsoring

   Sureal relies solely on its existing distributor force to sponsor new distributors. While Sureal provides product samples, brochures, and other sales materials, distributors are primarily responsible for educating new distributors with respect to products, the Global Compensation Plan, and how to build a successful distributorship.

   The sponsoring of new distributors creates multiple levels in the network marketing structure. Persons whom a distributor sponsors are referred to as "down line" distributors. If down line distributors also sponsor new distributors, they create additional levels in the structure, but their down line distributors remain part of the same down line network as their original sponsoring distributor.

   Sponsoring activities are not required of distributors. However, because of the financial incentives provided to those who succeed in building a distributor network, Sureal believes that most of its distributors attempt, with varying degrees of effort and success, to sponsor additional distributors. Generally, distributors invite friends, family members and acquaintances to sales meeting where Sureal products are presented and where the Global Compensation Plan is explained. People are often attracted to become distributors after using Sureal products and becoming regular retail customers. Once a person becomes a distributor, he or she is able to purchase products directly from Sureal at wholesale prices for resale to consumers or for personal consumption. The distributor is also entitled to sponsor other distributors in order to build a network of distributors and product users. Major distributors earn incentives or bonuses based on the sales volume of their down lines.

   A potential distributor must sign a distributor agreement with Sureal that obligates the distributor to abide by Sureal's policies and procedures.

 Russian Market

   For the purpose of this section, the "Russian Market" incorporates the markets of all of the republics of the former Soviet Union and several countries in Eastern Europe. This market has a population in excess of 400 million people and is characterized by:

   o Inadequate supplies of many basic consumer products at affordable prices;

   o  Cumbersome and redundant government regulations and even corruption;

   o  Inadequate shipping services within a country; and

Many people seeking opportunities to benefit within the new capitalistic framework.

   To succeed in this environment a company, among other things, must:

   o Establish an effective relationship with a reliable and influential local business associate or "partner";

   o Have a methodology for being paid in United States dollars on a timely basis;

   o Establish a system for warehousing, shipping and clearing customs in a manner that minimizes delay and risk of loss through theft;

   o  Understand the needs of prospective dealers and customers; and

   o  Have a system in place to manage a business that is growing rapidly.

In addition, a direct marketing company, among other things, must:

   o Have an effective system of accumulating information that gives rise to distributor incentives;

   o Have an effective program of distributor incentives tailored for particular markets;

   o Have key employees with knowledge of the language and culture of the countries in which distributors operate;

   o An efficient and fair means of resolving disputes and misunderstandings on a timely basis; and

   o  An effective inventory control and distribution system.

Sureal believes that it has systems in place that accomplish each of the foregoing requirements.

   Sureal has developed relationships with reliable and influential local collaberative partners in Russia to help Sureal:

   o Get products certified for sale through the appropriate governmental authorities and required approval processes;

   o  Clear incoming products through customs; and

   o  Repatriate currency.

   Substantially all of Sureal's commissionable sales have been made in the Russian Market. All transactions involving Sureal are denominated in United States dollars. Sureal does not assume any risk with respect to currency fluctuations. Typically, products are shipped and billed to a limited number of major distributors. These distributors have the responsibility of getting shipments through customs and into a warehouse, redistributing the products to smaller distributors, collecting sales proceeds, converting currencies and remitting payment to Sureal (see "Risk Factors").

 Products

   Substantially all of Sureal's products are manufactured from readily available ingredients and materials. Management believes that if any source of ingredients becomes unavailable, alternative sources of supply are available at comparable prices and delivery schedules. In the event that Sureal were unable to find such alternate sources at competitive prices and on a timely basis for its principal products, Sureal's operations would be materially adversely affected. See "Risk Factors". Ingredients are stored by the contract manufacturers. Finished products are shipped directly to foreign warehouses by ship.

   Substantially all of Sureal's products are manufactured from readily available ingredients and materials. Management believes that if any source of ingredients becomes unavailable, alternative sources of supply are available at comparable prices and delivery schedules. In the event that Sureal were unable to find such alternate sources at competitive prices and on a timely basis for its principal products, Sureal's operations would be materially adversely affected (see "Risk Factors"). Ingredients are stored by the contract manufacturers. Finished products are shipped directly to foreign warehouses by ship.

   Sureal offers products in two distinct categories--nutritional supplement products and air purification products. In addition to products, Sureal offers a variety of sales aids to distributors, including starter kits, introductory kits, brochures, and product catalogs. All sales aids are targeted for the local markets and are written in the local language.

   The following chart sets forth the Sureal branded products that are available as of April 15, 1998.

                               TOTAL
                              PRODUCTS
                              OFFERED
PRODUCT NAME                 BY SUREAL      UNITED STATES     RUSSIA
------------               -------------   ---------------  ----------
Classical Herbs ..........        6               6              6
Children's Nutrition  ....        1               1              1
Specialty ................        4               4              4
Herbal Teas ..............        4               4              4
Preferred Pet ............        2               2              2
Air Purification .........        2               2              2
Total ....................       19              19             19

NUTRITIONAL SUPPLEMENTS PRODUCTS

   The nutritional supplements product category is comprised of 17 products in the following lines: classical herbs, children's nutrition, specialty, herbal teas, and Preferred Pet. Sureal's nutritional supplements are designed and marketed to promote a healthy, active lifestyle and general well being through proper diet, exercise and nutrition.

   Sureal believes that the nutritional supplement market is expanding in Russia and the United States because of changing dietary patterns, a health-conscious population and recent reports supporting the benefits of using vitamin and mineral nutritional supplements. This product line is particularly well suited to network marketing because the average consumer is often uneducated regarding nutritional products. Sureal believes that network marketing is a more efficient method than traditional retailing channels in educating consumers regarding the benefits of nutritional products. Because of the numerous over-the-counter vitamin and mineral supplements available in Russia and the United States, Sureal believes that individual attention and testimonials by distributors are effective methods of providing information to a potential consumer.

CLASSICAL HERBS

   ALFALFA -- Alfalfa is a medicinal plant known to improve general health. This herb contains most of the necessary vitamins and minerals required by the human body. It aids the immune system, helps the body protect itself from disease, and cleanses the blood. Alfalfa is often used by people with gastrointestinal problems, as well as by people seeking relief from achy muscles and joints, coughs and colds.

   BEE POLLEN -- Bee pollen is traditionally known to provide the body with additional energy and relief from fatigue and also helps increase the body's ability to heal and build resistance to disease. Bee pollen is often used by individuals and athletes seeking to increase energy or stamina. Bee pollen is also be used to improve mental activity, facilitate sleep, and strengthen the nerves.

   ECHINACEA -- Echinacea, sometimes referred to as the "King of Blood Purifiers", and a natural infection fighter, increases the body's ability to combat infection. Echinacea is used to ward off any infection and is especially effective in minimizing the symptoms of the common cold.

   GOTU-KOLA -- Gotu-kola is traditionally known as the "food for the brain." Gotu-kola is used to increase mental and physical capacity, combat stress, improve reflexes, and energize the cells of the brain. Gotu-Kola is also used to promote relaxation and strengthen memory. This product is recommended to relax the central nervous system or for those who may be in danger of nervous breakdown. It is also used by individuals who are confined to a bed and by women recovering from childbirth.

   PASSIONFLOWER -- Passionflower is a naturally occurring relaxant, used to soothe and calm muscles, nerves and joints. It also is used to relieve headaches and calm nerves and anxiety. Passionflower is used for insomnia and other sleep disorders; for the anxiety women experience during menses, childbirth or menopause; and for restless children.

   RED CLOVER -- Red clover is famous for its ability to purify the blood of toxins. It is also used to relieve coughing, sore throats and skin irritations.

CHILDREN'S NUTRITION

   LIL NIBBLES CHILDREN'S CHEWABLE VITAMIN AND MINERAL SUPPLEMENT -- Because they are growing, children have unique nutritional needs for proper nutrients, vitamins and minerals. Sureal's balanced formula features a combination of multivitamins and minerals, including vitamin A, vitamin C, the B vitamins, Folic and Pantothenic Acid, as well as providing anti-oxidant protection.

SPECIALTY

   MIGHTY APHRODITE FEMALE FACTORS -- Mighty Aphrodite Female Factors contains specific vitamins, minerals, and herbs that are used to resolve typical female issues, fight fatigue and increase endurance. The principal ingredient, Pau d'Arco Bark has been used for centuries in South America for relief from female issues such as PMS, cramps and infections. It also includes Siberian Ginseng, an herb that is used to relieve stress, mental fatigue and weakness

   HERCULES MALE FACTORS -- Hercules Male Factors contains a specialized blend of botanicals, vitamins and minerals designed for men. The principal ingredients are Saw Palmetto powder for the prostate and Vitamin E and Garlic for the heart. It also features one of the most advanced known anti-oxidants, Lipoic Acid that acts as a substitute for other vitamins. Chromium is also included to help develop lean muscle mass.

   CUPIDS ARROWS APHRODISIAC -- Cupids Arrows Aphrodisiac combines traditional folk ingredients with supplements and is used by men and women to enhance sexual desire, function, and performance. The principal ingredient, Siberian Ginseng, is a naturally occurring aphrodisiac. The other featured ingredient, Yohimbe Bark, is an aphrodisiac that increases desire and performance. The product also includes Arginine, an herb used by men, and Green Oats extract, an herb used by women, to stimulate the sex drive.

   EARTH SUPERFOODS COMPLEX -- Earth Superfoods Complex contains land and sea greens, anti-oxidants, vitamins, minerals, probiotic cultures, herbs, digestive plant enzymes, cruciferous vegetables and fruits, and other beneficial cofactors. It also contains phytonutrients, digestive enzymes such as vitamins E, A, C and B and Probiotics (known as "friendly bacteria").

HERBAL TEAS

   PURITEA CLEANSING TEA -- PURITea contains a blend of natural herbs helpful for regulating the bowels and urinary tract. The formula helps to cleanse and soothe rather than irritate. This mild, yet effective, formula aids in flushing stored waste from the body. This tea features Senna Leaf, a cathartic that serves as a laxative to cleanse the colon and Uva Ursi, an herb used for centuries to cleanse the bladder and kidneys.

   ZESTEA ENERGY TEA --ZESTea contains a blend of natural herbs that stimulate the body to produce energy, overcome stress, fatigue and weakness. The principal ingredients in this tea are Kola Nut and Yerba Mate. Kola Nut is a natural stimulant to the body's circulatory and respiratory system. Yerba mate has been used for centuries to eliminate fatigue and rejuvenate the body.

   LESS-O-ME WEIGHT LOSS TEA -- Less-O-Me Weight Loss Tea contains a blend of herbs that increase metabolism and burn body fat. These ingredients help block fat and aid in appetite suppression. The principal ingredients in this tea, gymnema sylvestra and garcinia cambogia, reduce the body's ability to absorb fats and sugars, and help block the formation of fat cells. This tea is used as a part of a weight management or general nutrition program.

TRANQUILITEA RELAXING TEA -- TRANQUILITea contains an assortment of medicinal herbs used to quiet and soothe the nervous system and promote restful sleep. The principal ingredients in this product are St. John's wart and Chamomile. St. John's Wart is a natural anti-depressant that is used to promote deeper, more restful sleep. Chamomile is used to relax nerves and relieve tension.

PREFERRED PET

   DIGESTIVE AID -- Pet Digestive Aid assists pets in food digestion. Pet Digestive Aid contains digestive enzymes that help pets digest processed food, as well as absorb the essential vitamins, minerals, and phytonutrients they need. The principal ingredient, Lacto Bacillius Sporogenes ("LBS"), is a friendly bacteria that exists in the intestines and helps keep the intestinal tract clean and free from disease.

   ESSENTIAL GREENS -- Pet Essential Greens contains an assortment of vital greens from the land and the sea. These greens contain important
Phytonutrients that provide pets with anti-oxidant protection and help to keep them safe from the diseases and illnesses.

AIR PURIFICATION PRODUCTS

   The air purification product category is comprised of two products that use negative ions, ozonation, and germicidal UV light to deliver cleaner, fresher and safer air.

   Sureal believes that the air purification market is expanding in Russia and the United States because of various reports ranking indoor air pollution at or near the top of environmental health risks in the United States, and findings that indoor air is, on the average, more polluted than outdoor air. This product line is particularly well suited to network marketing because the average consumer is generally uneducated regarding methods of air purification. Sureal believes that network marketing is a more efficient method than traditional retailing channels in educating consumers regarding the unique benefits of air purification.

   SUREAL AIR 2700 -- The Sureal Air 2700 is an air purification system uses ozone and negative ions and adds the germicidal effects of UV light to purify the air. The Sureal Air 2700 is designed for use in areas of 2700 square feet or less.

   SUREAL AIR 70 -- The Sureal Air 70 is designed for use in areas of 70 square feet or less, including cars and tables at restaurants.

 Sales Aids

   Sureal provides an assortment of sales aids to distributors. Sales aids include audiocassette tapes, promotional clothing, pens, and other miscellaneous items to help create consumer awareness of Sureal and its products. Sales aids are priced at Sureal's approximate cost and are not commissionable items (i.e., distributors do not receive commissions on purchases of sales aids).

 Product Guarantees

   Sureal believes that it is among the most consumer protective companies in the direct selling industry. Sureal's product return policy allows a retail purchaser to return any product to the distributor from whom the product was purchased for a full refund for a period of 30 days from the date of purchase. After 30 days from the date of purchase, the return privilege is at the discretion of the distributor. Because distributors may return unused and resalable products to Sureal for a refund of 90% of the purchase price for one year, they are encouraged to provide consumer refunds beyond 30 days. The product returns policy is a material aspect of the success of distributors in developing a retail customer base.

 Product Development Philosophy

   Sureal is committed to building its brand name and distributor and customer loyalty by selling premium quality, innovative personal care and nutritional products that appeal to broad markets. Sureal's product philosophy is to combine the best of science and nature and to include in each of its products the highest quality ingredients. This philosophy has also led to Sureal's commitment to avoid any ingredients in nutritional supplements that are reported or believed to have any long-term addictive or harmful effects, even if short-term effects may be desirable. Independent distributors need to have confidence that they are distributing the best products available in order to have a sense of pride in their association with the Sureal and to have products that are distinguishable from "off the shelf" products. Sureal is committed to developing and providing quality products that can be sold at an attractive retail price and allow Sureal to maintain reasonable profit margins.

   Sureal is also committed to constantly improving its product formulations to incorporate innovative and proven ingredients into its product line. Whereas many consumer product companies develop a formula and stay with that formula for years, and sometimes decades, Sureal believes that it must stay current with product and ingredient evolution to maintain its reputation for innovation to retain distributor and consumer attention and enthusiasm.

   In addition, Sureal believes that timely and strategic product introductions are critical to maintaining the growth of independent distribution channels. Distributors become enthusiastic about new products and are generally excited to share new products with their customer base. An expanding product line helps to attract new distributors and generate additional revenues.

 Production

   Virtually all Sureal's branded products are sourced through contract manufacturers unaffiliated with Sureal. Sureal's profit margins and its ability to deliver its existing products on a timely basis are dependent upon the ability of Sureal's outside manufacturers to continue to supply products in a timely and cost-efficient manner. Furthermore, Sureal's ability to enter new markets and sustain satisfactory levels of sales in each market are dependent in part upon the ability of suitable outside manufacturers to reformulate existing products, if necessary to comply with local regulations or market environments, for introduction into such markets. Finally, the development of additional new products in the future will likewise be dependent in part on the services of suitable outside manufacturers.

   Sureal currently acquires products or ingredients from sole suppliers or suppliers that are considered by Sureal to be the superior suppliers of such ingredients. Sureal believes that, in the event it is unable to source any products or ingredients from its current suppliers, Sureal could replace such suppliers or products or substitute ingredients without great difficulty or prohibitive increases in the cost of goods sold. However, there can be no assurance that the loss of such a supplier would not have a material adverse effect on Sureal's business and results of operations.

 Operating Strengths

   Sureal believes that its success in its operational and consulting activities was a function of its commitment to provide high quality service and products and a unique business opportunity to its independent distributors. Sureal believes that it will continue to be successful by providing high quality servicing to its distributors and by providing high quality, innovatively packaged products and an appealing global business opportunity. Sureal is committed to building its brand name and distributor and customer loyalty by selling premium quality, innovative nutritional products that appeal to broad markets.

   All products are manufactured in the United States and shipped to warehouses in the Russian markets. Sureal has established procedures to ensure that products pass through customs in a timely fashion and are shipped to warehouses safely with a minimal amount of pilferage. Products are shipped by truck from the warehouse to distribution points.

 Growth Strategy

   Sureal plans to develop a disciplined approach to opening new markets. Each market opening will be preceded by a thorough analysis of economic and political conditions, regulatory standards and other business, tax and legal issues. Prior to a market opening, Sureal's management team will work to obtain all necessary regulatory approvals and establish facilities capable of meeting distributor needs. Sureal plans to consider a variety of options in opening new markets. Sureal may decide to open the market, or contract with a partner, or license the market.

   Sureal plans to increase its growth by introducing new products, opening new markets, attracting new distributors and through promotions.

   Introduce New Products -- Sureal plans to introduce new products on a continuing basis. The introduction of new products has a tendency to increase the sales of existing distributors and helps attract new distributors.

   Introduce New Markets -- Sureal will pursue attractive new market opportunities. Japan, Mexico, Canada India and the Middle East are the next markets Sureal plans to pursue.

   Attract New Distributors -- Sureal plans to contract new distributors by providing unique and exciting business building promotions. For example, it offered a personal volume boost of 10% on each nutritional product purchased through March of 1998. Sureal intends to continue to create and maintain a business climate to promote the growth in the number of active distributors and to increase distributor retention, motivation and productivity. Sureal will do this by continuing to enhance distributor recognition programs.

 Competition

   The markets for personal care and nutritional products are large and intensely competitive. Sureal competes directly with companies that manufacture and market personal care and nutritional products in each of Sureal's product lines. Sureal competes with other companies in the personal care and nutritional products industry by emphasizing the value and premium quality of the Company's products and the convenience of the company's distribution system. Many of Sureal's competitors have much greater name recognition and financial resources than does Sureal. In addition, personal care and nutritional products can be purchased in a wide variety of channels of distribution. While Sureal believes that consumers appreciate the convenience of ordering products from home through a sales person or through a catalog, the buying habits of many may consumers accustomed to purchasing products through traditional retail channels are difficult to change. Sureal's product offerings in each product category are also relatively small compared to the wide variety of products offered by many other personal care and nutritional product companies. There can be no assurance that Sureal's business and results of operations will not be affected materially by market conditions and competition in the future.

   Sureal also competes with other direct selling organizations, some of which have longer operating histories and higher visibility name recognition and financial resources. The leading network marketing company in Sureal's markets is Amway Corporation and its affiliates. Sureal competes for new distributors on the basis of its Global Compensation Plan and its premium quality products. Management envisions the entry of many more direct selling organizations into the marketplace as this channel of distribution expands over the next several years. Sureal also believes that other large, well-financed corporations may launch direct selling enterprises which will compete with Sureal in certain of its product lines. There can be no assurance that Sureal will be able to successfully meet the challenges posed by this increased competition.

   Sureal competes for the time, attention and commitment of its independent distributor force. Given that the pool of individuals interested the business opportunities presented by direct selling tends to be limited in each market, the potential pool of distributors for Sureal's products is reduced to the extent other network marketing companies successfully recruit these individuals into their businesses. Although management believes that Sureal offers an attractive business opportunity, there can be no assurance that other network marketing companies will not be able to recruit Sureal's existing distributors or deplete the pool of potential distributors in a given market.

EMPLOYEES

   At December 31, 1997, KMS had 22 employees, of which 8 were registered representatives. Sureal had 11 employees at such date. None of these employees is covered by a collective bargaining agreement.

FACILITIES

   KMS leases 14,000 square feet of office space at 110 Wall Street, New York, NY subject to a lease expiring on August 31, 2002 with minimum annual rent increasing from $310,000 to $315,000.

   Sureal rents a 4,080 square foot facility in Orem, Utah.

                                CAPITALIZATION

   The following table sets forth the capitalization of the Company as of December 31, 1997 and as adjusted to reflect the sale of the 3,000,000 of Common Stock offered by the Company hereby (1,000,000 Shares if only the Minimum Offering is sold)and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's Consolidated Financial Statements included elsewhere in this Prospectus.

                                                       AS ADJUSTED
                                           ----------------------------------
                                 ACTUAL     MINIMUM OFFERING MAXIMUM OFFERING
                             ------------- ----------------  ----------------
Indebtedness................  $   210,000
                             -------------
Minority interest...........          773
                             -------------
Stockholders' Equity:
Preferred stock ............            4
Common stock ...............        1,069     $     1,165       $     1,369
Additional paid-in capital      3,400,103      11,725,874        41,275,580
 Retained earnings .........   (2,860,497)     (2,860,497)       (2,860,497)
                             ------------- ----------------  ----------------
 Total stockholders' equity       540,679       8,866,542        38,416,452
                             ------------- ----------------  ----------------
Total Capitalization .......  $   751,452     $ 8,866,542       $38,416,452
                             ============= ================  ================

------------
(1) Gives effect to the issuance of 750,000 shares of Common Stock pursuant to the Share Exchange Agreement associated with the acquisition of Sureal (see "Business" and "Certain Transactions") and the two for one reverse stock split effective December 3, 1997 (see "Description of Common Stock").

                                  MANAGEMENT

 Executive Officers and Directors

   The executive officers and directors of the Company are as follows:

NAME                 AGE                  POSITION WITH THE COMPANY
----                -----                ---------------------------
Mohammad Ali Khan     31  Chairman of the Board, President, Chief Executive Officer
Asim S. Kohli .....   32  Executive Vice President, Chief Operating Officer, Director
Rushdie Saddiqui  .   33  Vice President and Manager of Business Development for KMS,
                          Director
Edward A. Heil  ...   47  Consultant and Director
R. Bret Jenkins  ..   39  President of Sureal and Director
Maurice Gross .....   62  Consultant and Director
Steven Jacobson  ..   54  Consultant and Director
William Walling  ..   65  Chief Investment Advisor
William Triebel  ..   46  Chief Financial Officer
Joseph Antonini  ..   56  Director
Jamil Asghar ......   39  Director
Leonard Yablon  ...   68  Director
Jaffer Naqvi ......   52  Director

   All Directors hold office until the next annual meeting of shareholders of the Company or until their successors have been elected. All officers are appointed annually by the Board of Directors and, subject to existing employment agreements, serve at the discretion of the Board.

   Outside (nonexecutive) directors shall receive $15,000 and 10,000 shares of Common Stock per year as compensation for serving on the Board of Directors. All Directors are reimbursed by the Company for any expenses incurred in attending Directors' meetings and receive $500 for attending committee meetings. The Company also intends to obtain Officers and Directors liability insurance, although no assurances can be given that such coverage will be obtained.

 Background of Executive Officers and Directors

   MOHAMMAD ALI KHAN is the founder of the Company and serves as the Chairman of the Board, President and CEO. He has also been the President of KMS since 1995. Mr. Khan started his career in the financial industry as a financial consultant at Prudential Securities in 1990. Mr. Khan has served in a variety of sales management and corporate finance positions with other investment banks. In addition, he has been a member of the New Jersey State Governor's counsel since 1997. Mr. Khan holds a Bachelors Degree in Physics and Mathematics from Karachi University in Pakistan and a Bachelor of Arts Degree in Finance from Rutgers University.

   ASIM S. KOHLI was engaged as Director of Operations for Hardees Corporation from July 1991 to May 1992; was Regional Sales Manager for Birov, Incorporated from September 1992 to February 1993; was Senior Real Estate Appraiser for Appraisal Network Associates from September 1993 to January 1994; was Senior Real Estate Appraiser for Lin Holz Associates from January 1994 to May 1995; was Director of Operations for The Rose Group from May 1995 to August 1995; and was Director of Operations for CFS Management, Incorporated from August 1995 until December 1995. He joined KMS in January 1996. Mr. Kohli holds a Bachelor of Business Administration degree from Northern Illinois University.

   RUSHDI SIDDIQUI founded and was a principal in Siddiqui Rose & Associates, a marketing consulting firm, from 1992 to 1993. From 1993 to 1996, he was Chief Operating Officer of Welsh Technologies, Inc., which is engaged in the alternate fuel vehicle conversion industry. He served as a Marketing Officer for Mashreq Bank in 1996 and became Director of Business Development for KMS in 1997. Mr. Siddiqui holds a Bachelor of Arts degree from New York University, a Master of Business Administration degree from Baruch College and a Juris Doctorate from Union University.

   EDWARD A. HEIL is a certified public accountant and a managing director, since January 1992, in Independent Network Group, Inc., a financial consulting firm. From 1984 through December 1991 he was a partner in the accounting firm, Deloitte & Touche, LLP. From 1973 to 1984 he was employed in various professional capacities by Deloitte & Touche, LLP. Mr. Heil, who is also a director of Thermo-Mizer Environmental Corp. (a New Jersey-based public company), holds Bachelor of Arts and Master of Business Administration degrees from New York University.

   R. BRET JENKINS has been Chairman of Sureal since its inception. He has also been a shareholder in the law firm Biyack, Ashton & Jenkins, P.C. since 1994 and practiced law with several law firms prior thereto. Mr. Jenkins holds a Bachelor of Arts and Juris Doctorate degrees from the University of Utah.

   MAURICE GROSS has been a principal in the consulting firm of Maurice Gross & Co. Prior thereto he was a Senior Vice President at Gruntal & Co.

   STEVEN R. JACOBSON is a founder and principal of Steven R. Jacobson & Co., a broker/dealer specializing in restricted security lending, venture capital and investment banking. He is also a partner in SRJ Financial Group which is engaged in a variety of corporate financing activities, and is a member of the Board of Directors of Enhance Reinsurance Company. Mr. Jacobson holds a Bachelor of Business Administration degree from Iona College.

   WILLIAM WALLING became Vice President of Investments for KMS in July 1996. Prior thereto, from 1992, he held supervisory roles with RAS Securities. Mr. Walling, who has received numerous awards and citations for his research reports and other writings, holds a Bachelor of Arts degree from Michigan State University and a Master of Business Administration from New York University.

   WILLIAM TRIEBEL became KMS' Chief Financial Officer in July 1997. He also serves as Chief Financial Officer of USFG. Prior thereto, he was a senior accountant for Gettenber Consulting Group from June 1996 to June 1997. Mr. Triebel was the manager for finacial operations of Prime Capital Services, which was located in Poughkeepsie, NY, from March 1984 to May 1996. Mr. Triebel is a graduate of Marist College.

   JOSEPH E. ANTONINI has over 30 years of experience building and operating several of the nation's largest retailing chains. He is the former Chairman, President, and CEO of Kmart Corporation, one of the world's largest retailers. Mr. Antonini also directed the expansion of Kmart's specialty retail group, which included Borders Bookstores, Payless Drug Stores, Office Max, Sports Authority and Builders Square. Since then, Mr. Antonini has served as a director and advisor to various enterprises. He is currently the President of JEA Enterprises, an investment firm which he founded, and serves as a director of American Speedy Printing Centers, Inc., Ziebart, Inc., Shell Oil Company, Andretti Wine Group, LTD., NAMS Net and numerous civic and charitable organizations. He holds a Bachelor of Science degree from West Virginia University.

   SYED JAMIL ASGHAR was President of National Telecommunication, a long distance telephone company, from 1991 until 1993. Since then, he has been President of Laser Dimension Graphics & Printing, Inc. Mr. Asghar holds a Bachelor of Science degree from Southern Illinois University.

   LEONARD YABLON has been employed by Forbes Company since 1963 and currently serves as Executive Vice President and Chief Financial Officer. In addition, he is also the President of Sangre de Cristo Ranches, Forbes Trinchera, Fiji Forbes and Forbes Europe. He is also the Vico President of Forbes investors Advisory Institute and Secretary and Treasurer of the Forbes Foundation. Mr. Yablon holds a Bachelor of Science degree from Long Island University and a Master of Business Administration in Taxation from City College in New York.

   JEFF A. NAQVI is the Founder and President of Interactive Network for Continuing Education, which conducts educational seminars for physicians throughout the United States on behalf of major pharmaceutical companies as part of their effort to launch new drugs. Prior thereto, Mr. Naqvi was a director of The Medicine Group, Ltd. of Abbingtton, England. Mr. Naqvi has been in the pharmaceutical industry for over 30 years holding high level management positions at major companies. He holds a Master of Business Administration degree from New York University.

   WILLIE MAYS is a retired professional baseball player and a member of the National Baseball Hall of Fame.

 Remuneration

   The following officers received compensation in excess of $100,000 in 1997 or 1996. The Board of Directors intends to establish a compensation committee comprised of outside directors to review compensation matters and any new employment contracts. The Company will not enter into any new employment contracts until after the Offering is completed.

   The Company has or plans to adopt a health and disability plan and a 401(k) plan for its employees.

 Committees

   The Board of Directors will create Audit and Compensation Committees comprised of independent members.

                          SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                                          -----------------------------------------------
                             ANNUAL COMPENSATION                    AWARDS                 PAYOUTS
                    ------------------------------------- ------------------------- ---------------------
                                                  OTHER
NAME AND                     SALARY              ANNUAL     RESTRICTED               ALL TIP
PRINCIPAL POSITION   YEAR    COMPEN.    BONUS    COMPEN.   STOCK AWARDS    OPTIONS   PAYOUTS     OTHER
------------------  ------ ----------  ------- ---------  -------------- ---------  --------- ----------
KMS:
M. Ali Khan .......  1997    $617,839
Asim S. Kohli .....  1997    $103,700

Sureal:
R. Bret Jenkins  ..  1997    $ 82,923            $8,000                                         $292,000
                     1996    $ 80,500            $8,000                                         $ 97,535
Richard Wogksch  ..  1997    $ 82,923            $8,000                                         $292,000
                     1996    $ 80,500            $8,000                                         $ 97,500
Glen Jensen .......  1997    $ 82,923            $8,000                                         $292,000
                     1996    $ 80,500            $8,000                                         $ 97,500

------------
Note--The Other Payout amounts paid to Messrs. Jenkins, Wogksch and Jensen were S corporation distribtions made to permit the recipients to pay their personal income tax liabilities.

 Employment Agreements

   The Company has entered into employment agreements with Messrs. Khan and Kohli under which it has agreed to pay them annual salaries of $350,000 and $250,000 through 2003. The contracts, which contain two three-year renewal clauses, provide for additional bonuses based at the discretion of the Board of Directors.

   Sureal has entered into employment agreements with Messrs. Jenkins, Wogksch and Jensen providing that each receive annual compensation of $120,000 through 2003. These contracts provide for additional compensation linked to Sureal's performance.

   Sureal has also entered into a consulting arrangement with a firm associated with Mr. Heil under which it has agreed to pay annual fees of $75,000, subject to upward adjustment based on work performed. The agreement provides for success fees with respect to certain types of transactions.

 Stock Option Plan

   The United States Financial Group, Incorporated 1997 Stock Incentive Plan (the "Plan"), which expires ten years from the date adopted, enables the Company to grant incentive stock options, nonqualified options and stock appreciation rights ("SARs") for up to 1,000,000 shares of the Company's Common Stock. Incentive stock options granted under the Plan must conform to applicable Federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders). Other options and SARs may be granted on terms determined by a committee of the Board of Directors. As of December 31, 1997, no options were outstanding under the Plan.

 Principal Stockholders

   The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock at the date of this Prospectus by (i) each person known by the Company to own, directly or beneficially, more than 5% of the Company's Common Stock, (ii) each of the Company's directors, and (iii) all officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.

                                                                  SHARES OF COMMON
                                 SHARES OF COMMON                      STOCK
                                   STOCK OWNED                         OWNED
                                 BEFORE OFFERING                   AFTER OFFERING
                          ------------------------------ ----------------------------------
                                            PERCENT OF      PERCENT OF        PERCENT OF
NAME AND ADDRESS OF          NUMBER OF     SHARES OWNED   SHARES OWNED--    SHARES OWNED--
BENEFICIAL OWNER (1)       SHARES OWNED        (!)       MAXIMUM OFFERING  MINIMUM OFFERING
--------------------      --------------  -------------- ----------------  ----------------
Mohammad Ali Khan .......    9,944,634         90.5            71.1              85.3
Asim S. Kohli ...........
Rushdie Saddiqui ........
Edward A. Heil ..........       18,750           .1              --                --
R. Bret Jenkins .........      133,333          1.2              .9               1.1
Maurice Gross ...........
Steven Jacobson .........
Joseph Antonini .........
Leonard Yablon ..........
Jamil Asghar ............
Jaffer Naqvi ............
Directors and Officers
 as a Group (11 persons)    10,091,697         91.9            80.0              86.4

------------
(1) The address for each officer and director is c/o Klein, Maus & Shire, Inc., 110 Wall Street, New York, NY 10005.

                             CERTAIN TRANSACTIONS

 Merger with Sureal

   On December 3, 1997, the Company exchanged 750,000 shares of its common stock, subject to adjustment, for all of the outstanding shares of common stock of Sureal. The number of shares issued will be adjusted at the closing of the Offering made hereby such that the total shares issued will equal the number determined by dividing $11,250,000 by the offering price per share. This transaction was accounted for as a pooling of interests in accordance with Opinion No. 16 of the Accounting Principles Board.

 Bridge Financing

   From January through March 1998, the Company sold 12 units of Bridge Financing. Each Unit consists of (i) a 10 percent Promissory Note in the principal amount of $50,000 due one year from the date of issuance and (ii) 1,667 shares of the Company's Common Stock. The holders of such shares have certain registration rights. For financial reporting purposes, a portion of the net proceeds of $575,000 will be allocated to the value of the Common Stock. The resulting debt discount will be amortized to operations over the term of the Promissory Notes.

 Other

   Ronald J. Brescia, a principal in the law firm of Doros & Brescia, P.C. ("D&B"), counsel to the Company, shall receive as partial compensation for services rendered and to be rendered by D&B to the Company as Company counsel, 10,000 shares of the Company's Common Stock per year for a minimum of three years or as long as D&B serves as Company counsel, whichever is longer, at a price per share of $.01.

                                 UNDERWRITING

   Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), a copy of which is filed as an Exhibit to this
Registration Statement, between the Company and       (referred to in this
section as the "Underwriter"), the Company is offering a minimum of 666,667 shares of its Common Stock (the "Minimum Offering") and a maximum of 3,000,000 shares of its Common Stock (the "Maximum Offering") at a price of $15 per share. The Company has agreed to pay the Underwriter a commission equal to 10% of the gross proceeds from the sale of the Shares offered hereby. The Underwriter has made no commitment to sell any of the Shares offered hereby, and no assurance can be given that any of the Shares will be sold. The Underwriter has agreed to use its "best efforts" to sell the Shares. The Underwriter has a material association or relationship to the Issuer by virtue of being a subsidiary thereof.

   The Underwriter has the option to utilize other broker-dealers that are member of the NASD (the "Selected Participating Dealers") to assist in the sale of the Shares. At the date hereof, the Underwriter has not reached any agreement with any Selected Participating Dealers to conduct selling efforts with respect to the Shares being offered hereby. In the event that any agreement is reached between the Underwriter and any Selected Participating Dealers, the Underwriter intends to reallow to such Selected Participating
Dealers up to    percentage points of the full 10% underwriting commission.

   The Underwriter has informed the Company that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

   The proceeds from the sale of the Shares will be held in an escrow account at The Chase Manhattan Bank, New York, New York (the "escrow Account"), until a minimum of 666,667 shares of Common Stock have been sold and $15,000,000 is deposited in the Escrow Account. If at least 666,667 shares of Common Stock
are not sold by     days from this Prospectus, the proceeds received from
investors will be refunded promptly to the investors in full without interest thereon and/or deduction of any kind therefrom. Until the proceeds from the sale of at least 666,667 Shares have been deposited in the Escrow Account, investors will not be stockholders nor able to demand the return of their subscription proceeds.

   All purchaser checks should be made payable to "United States Financial Group, Incorporated--Escrow Account." Certificates evidencing the Shares will be issued to the purchasers only if the proceeds from the sale of at least 666,667 shares of Common Stock are actually deposited in the Escrow Account and released to the Company pursuant to the terms of the Escrow Agreement. Until such time as the proceeds are actually received by the Company and the certificates delivered to the purchasers thereof, such purchasers will be deemed subscribers and not stockholders of the Company. During the selling period, purchasers will have no right to demand the return of their subscription proceeds. If the Minimum Offering is successfully sold, the Offering will continue until the maximum period of the Offering has elapsed or until the Offering is terminated by the Company and the Underwriter, whichever occurs first.

   The Underwriting Agreement also provides that the Company will pay a non-accountable expense allowance equal to 2.5 percent of the gross proceeds of the Offering to the Underwriter ($250,000 if the Minimum Offering is sold and $1,125,000 if the Maximum Offering is sold). The Company has also agreed to pay all expenses in qualifying the Shares offered hereby for sale under the laws of such states as the Underwriter may designate, including fees and expenses of counsel retained for such purposes.

   The Company has agreed to sell warrants to the Underwriter (the "Underwriter's Warrants") at a purchase price of $0.0001 per Underwriter's
Warrant to acquire an aggregate of     shares of Common Stock, subject to
adjustment in the event that the Maximum Offering is not sold, for a period of four years commencing one year from the date of this Prospectus, at an exercise price equal to 160% of the price of the Common Stock to the public in this Offering (or $18 per share). The Underwriter's Warrants grant the holder thereof certain demand and "piggy-back" registration rights for a period of five years from the date of this Prospectus with respect to the Shares issuable upon the exercise of the Underwriter's Warrants.

   The offering price of $15.00 per Share was arbitrarily determined by management of the Company and the Underwriter and was selected because the Company and Underwriter believe the Shares can best be sold at that price. The price has no relationship to the value of the Issuer or its assets. In determining the price, the Company and Underwriter considered such factors as the amount of equity and control desired to be retained by existing stockholders, dilution to public investors and the general marketability of the shares.

   The Underwriting Agreement provides for reciprocal covenants of indemnity against liabilities in certain instances under the Securities Act of 1933, as amended. To the extent that the Underwriting Agreement may purport to provide exculpation from possible liabilities arising from the Federal securities laws, it is the opinion of the SEC that such indemnification is contrary to public policy and unenforceable.

   The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement, a copies of which have been filed as an Exhibit to this Registration Statement and are on file at the offices of the Company and the Underwriter.

                         DESCRIPTION OF CAPITAL STOCK

   The Company is presently authorized to issue 40,000,000 Shares of its
$.0001 par value common stock.     Shares are presently issued and
outstanding or subscribed. A total of 3,000,000 Shares are offered for sale.

 Preferred Stock

   The Company is authorized to issue up to 2,000,000 shares of preferred stock. Shares of preferred stock have no voting rights and are not entitled to receive dividends unless voted by the Board of Directors. Such shares are convertible into shares of Common Stock and receive preferences in the event of Company liquidation.

 Common Stock

   All Shares of Common Stock, when issued, will be fully-paid and non-assessable. All Shares are equal to each other with respect to voting, liquidation and dividend rights. Holders of Shares of Common Stock are entitled to one vote for each Share they own at any stockholders' meeting. Holders of Shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders. There are no conversion, preemptive, redemption, or other rights or privileges with respect to any Shares. Reference is made to the Company's Articles of Incorporation and its by-laws as well as to the applicable status of the State of Delaware for a more complete description of the rights and liabilities of holders of Common Stock. The Company hereby undertakes to provide any stockholder at any time with a copy (at a nominal charge) of its articles of incorporation and by-laws. Also these documents are on public record as exhibits to the Registration Statement on file with the Securities and Exchange Commission. The Common Stock of the Company does not have cumulative voting rights which means that the holders of more than 50% of the Shares voting for the election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining Shares aggregating less than 50% will not be able to elect any directors.

 Market For Shares

   Application will be made to list the Shares of Common Stock on NASDAQ's National Market System, if it meets the applicable entry standards. There is no assurance the Company will be accepted by NASDAQ's National Market System or that the Company will have sufficient income, assets, shareholders publicly held shares and market makers to meet the requisite standards for initial inclusion. If the Company qualifies and is included on NASDAQ's National Market System, it will use its best efforts to maintain the listing. If the Company fails to achieve or maintain its eligibility for listing on NASDAQ's National Market System, the liquidity of the shares purchased by investors may be reduced.

                                  DIVIDENDS

   The Company can give no assurance that it will generate earnings from which cash dividends can be paid. However, Management may follow a policy of retaining all such earnings to finance the development of its business. Such a policy could be maintained so long as necessary to provide working capital for the Company's operations. Any dividends that may be paid in the future will be dependent upon the financial requirements of the Company and all other relevant factors.

                           REPORTS TO SHAREHOLDERS

   The Company will furnish annual reports to its shareholders that will include audited financial statements and such other interim reports as management deems appropriate.

                         TRANSFER AGENT AND REGISTRAR

   The Transfer Agent and Registrar for the Company's Common Stock and Warrants is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                     LEGAL PROCEEDINGS AND OTHER MATTERS

   Legality of the Shares of Common Stock being offered hereunder and certain other matters have been passed upon for the Issuer by Doros & Brescia, P.C. 1140 Avenue of the Americas, New York, NY, 10036.

   KMS is a co-defendant in a legal action in which the plaintiff alleges that KMS and certain of its representatives sold securities to the plaintiff through fraudulent sales practices, misrepresentations and omissions and that certain trades were unauthorized. The complaint demands compensatory damages of $254,000, rescission damages of $100,000, unspecified punitive damages and attorneys' fees and other legal costs. KMS denies the allegations and believes that the ultimate resolution of this matter will not have a material adverse impact on its financial condition. However, the ultimate determination of this case cannot be determined at this time.

                                   EXPERTS

   The consolidated financial statements of the Company as of December 31, 1997 and 1996, and for each of the three fiscal periods in the period then ended, included herein, have been included in this Prospectus in reliance upon the report of Eichler Bergsman & Co., LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                               INDEMNIFICATION

   The Company has provisions in its charter, by-laws, or other contracts providing for indemnification of its officers and directors which allows, the Company, among other things, to pay for the expenses of an officer of director in connection with legal proceedings brought about because of the person's position with the Company.

                             FURTHER INFORMATION

   The Company has filed with the Washington D.C. Office of the Securities and Exchange Commission, a registration statement on form S-1 under the Securities Act of 1933, as amended, with respect to the Common Shares to which this Prospectus relates. As permitted by the Rules and Regulations of the SEC, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement, including exhibits thereto, which may be reviewed and copies obtained from the Public Reference Branch, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

                        INDEX TO FINANCIAL STATEMENTS


UNITED STATES FINANCIAL GROUP, INCORPORATED:
 Independent Auditors' Report ............................................................   F-2
 Consolidated Balance Sheets at December 31, 1996 and 1997 ...............................   F-3
 Consolidated Statements of Operations for the Years Ended
   December 31, 1995, 1996 and 1997 ......................................................   F-4
 Consolidated Statements of Stockholders' Equity for the Years Ended
   December 31, 1995, 1996 and 1997 ......................................................   F-5
 Consolidated Statements of Cash Flows for the Years Ended
   December 31, 1995, 1996 and 1997 ......................................................   F-6
 Notes to Consolidated Financial Statements ..............................................   F-7
SUREAL INTERNATIONAL, INC.:
 Independent Auditors' Report ............................................................   F-15
 Balance Sheets at December 31, 1996 and 1997 ............................................   F-16
 Statements of Operations for the period August 10, 1995 (inception) to
   December 31, 1995 and the Years ended December 31, 1996 and 1997 ......................   F-17
 Statements of Stockholders' Equity for the period August 10, 1995 (inception) to December
   31, 1995 and the Years ended December 31, 1996 and 1997 ...............................   F-18
 Statements of Cash Flows for the period August 10, 1995 (inception) to
   December 31, 1995 and the Years ended December 31, 1996 and 1997 ......................   F-19
 Notes to Financial Statements ...........................................................   F-20
KLEIN, MAUS, SHIRE, INC.:
 Independent Auditors' Report ............................................................   F-23
 Balance Sheets at December 31, 1996 and 1997 ............................................   F-24
 Statements of Operations for the Years Ended December 31, 1995, 1996 and 1997 ...........   F-25
 Statements of Stockholders' Equity for the Years Ended December 31, 1995, 1996 and 1997..   F-26
 Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 ...........   F-27
 Notes to Financial Statements ...........................................................   F-28

                          INDEPENDENT AUDITORS' REPORT

United States Financial Group, Incorporated
New York, NY

   We have audited the consolidated balance sheets of United States Financial Group, Incorporated and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the three years ended December 31, 1995, 1996, and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Klein Maus & Shire, Inc , a wholly-owned subsidiary, which statements reflect total assets of $1,960 and $932,837 as of December 31, 1995 and 1996, respectively, and total revenues of $1,031 and $248,989 for the years then ended. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Klein Maus & Shire, Inc., is based solely on the reports of the other auditors.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

   In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United States Financial Group, Incorporated and subsidiaries as of December 31, 1996 and 1997, and the results of their operations, stockholders' equity, and their cash flows for the three years ended December 31, 1995, 1996, and 1997 in conformity with generally accepted accounting principles.

Eichler Bergsman & Co., LLP

New York, New York
March 9, 1998, except for
 Note 4 as of April 10, 1998

                  UNITED STATES FINANCIAL GROUP, INCORPORATED
                               AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                       ----------------------------
                                                                            1996          1997
                                                                       ------------- -------------
                                ASSETS
Cash and cash equivalents (Note 2)....................................  $    56,120    $   394,493
Deposit at clearing broker (Note 5)...................................      255,651        103,285
Securities owned at market value (Notes 2f and h).....................      361,506         99,729
Accounts receivable...................................................      149,662          4,231
Inventories (Note 2e).................................................           --        118,554
Fixed assets at cost, net of accumulated depreciation and
 amortization (Notes 2g and 6)........................................      116,780        317,457
Other assets (Note 7).................................................      202,121        150,127
                                                                       ------------- -------------
  Total Assets........................................................  $ 1,141,840    $ 1,187,876
                                                                       ============= =============
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Due to clearing broker (Note 5)......................................  $        --    $    32,250
 Accounts payable.....................................................       77,931         93,016
 Accrued expenses, and other..........................................      165,396        263,404
 Securities sold, not yet purchased at market value (Notes 2f and 8) .        1,113          1,575
 Notes payable to officers/stockholders (Note 9)......................           --        210,000
 Long-term capitalized lease obligations (Note 10)....................           --         46,179
                                                                       ------------- -------------
  Total Liabilities...................................................      244,440        646,424
                                                                       ------------- -------------
Minority interest (Note 11)...........................................          504            773
                                                                       ------------- -------------
Commitments and contingencies (Note 12)
Stockholders' equity (Notes 1, 3, and 11):
 Preferred stock, $.0001 par value; 10,000,000 shares authorized;
  40,000 (1997) shares issued and outstanding.........................           --              4
 Common stock, $.0001 par value; 30,000,000 shares authorized;
  10,694,634 (1997) shares issued and outstanding.....................           --          1,069
 Paid-in capital......................................................    2,134,687      3,400,103
 Deficit..............................................................   (1,237,791)    (2,860,497)
                                                                       ------------- -------------
  Total stockholders' equity..........................................      896,896        540,679
                                                                       ------------- -------------
  Total liabilities and stockholders' equity..........................  $ 1,141,840    $ 1,187,876
                                                                       ============= =============

        The accompanying notes are an integral part of this statement.

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
                               AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        YEAR ENDED DECEMBER 31,
                                               ------------------------------------------
                                                   1995          1996           1997
                                               ------------ -------------  -------------
Revenues:
 Commissionable sales (Notes 2h and 3) .......  $   995,670   $21,594,562   $31,720,456
 Cost of commissionable sales.................      977,173    20,720,459    30,459,297
                                               ------------ -------------  -------------
 Commissions..................................       18,497       874,103     1,261,159
 Commissions on brokerage trades..............           --       243,097       863,673
 Trading income (Notes 2f and h)..............           --            --     1,658,197
 Other income.................................       37,500        71,153       413,189
                                               ------------ -------------  -------------
  Total revenue...............................       55,997     1,188,353     4,196,218
                                               ------------ -------------  -------------
Expenses:
 Officers' compensation.......................       65,250       234,173       975,155
 Compensation and related expenses............       18,635       595,814     1,536,246
 Clearance and floor brokerage................           --       272,035       158,184
 Occupancy, office, and administrative
  expense.....................................       53,104       526,912       955,854
 Professional fees............................           --       310,032       273,039
 Communications...............................           --        68,343       317,447
 Regulatory fees and expenses.................           --        44,608        93,919
 Other expenses (Note 13).....................           --            --       800,472
                                               ------------ -------------  -------------
  Total expenses..............................      136,989     2,051,917     5,110,316
Net loss......................................  $   (80,992)  $  (863,564)  $  (914,098)
                                               ============ =============  =============
Net loss per share............................  $      (.01)  $      (.08)  $      (.09)
                                               ============ =============  =============
Weighted average number of shares
 outstanding..................................   10,694,634    10,694,634    10,694,634
                                               ============ =============  =============

        The accompanying notes are an integral part of this statement.

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
                               AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                           PREFERRED STOCK            COMMON STOCK
                       ------------------------ -------------------------
                                     PAR VALUE     NUMBER      PAR VALUE
                        NUMBER OF     $.0001         OF         $.0001       PAID-IN
                          SHARES      AMOUNT       SHARES       AMOUNT       CAPITAL      (DEFICIT)       TOTAL
                       ----------- -----------  ------------ -----------  ------------ --------------  -----------
Balance--
 January 1, 1995......        --        $--              --     $     --   $    2,094    $      (635)   $    1,459
Capital
 contributions........        --         --              --         --        164,714             --       164,714
Net loss..............        --         --              --         --             --        (80,992)      (80,992)
                       ----------- -----------  ------------ -----------  ------------ --------------  -----------
Balance--
 December 31, 1995 ...        --         --              --         --        166,808        (81,627)       85,181

Issuance of shares ...        --         --              --         --      1,965,101             --     1,965,101
Capital
 contributions........        --         --              --         --          2,778             --         2,778
Net loss..............        --         --              --         --             --       (863,564)     (863,564)
Distributions.........        --         --              --         --             --       (292,600)     (292,600)
                       ----------- -----------  ------------ -----------  ------------ --------------  -----------
Balance--
 December 31, 1996 ...        --         --              --         --      2,134,687     (1,237,791)      896,896

Issuance of shares ...    40,000          4      10,694,634      1,069      1,432,908             --     1,433,981
Net loss..............        --         --              --         --             --       (914,098)     (914,098)
Distributions.........        --         --              --         --       (167,492)      (708,608)     (876,100)
                       ----------- -----------  ------------ -----------  ------------ --------------  -----------
Balance--
 December 31, 1997 ...    40,000        $ 4      10,694,634     $1,069     $3,400,103    $(2,860,497)   $  540,679
                       =========== ===========  ============ ===========  ============ ==============  ===========

        The accompanying notes are an integral part of this statement.

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
                               AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------
                                                        1995         1996          1997
                                                    ----------- -------------  ------------
Cash flows from operating activities:
 Net loss..........................................   $(80,992)   $  (863,564)  $ (914,098)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization....................      1,780         15,911       49,894
  Increase in deposit at clearing broker ..........         --             --     (103,285)
  (Increase) decrease in securities owned .........         --       (361,506)     261,777
  (Increase) decrease in accounts receivable ......         --       (149,662)     145,431
  Increase in inventories..........................         --             --     (118,554)
  Increase (decrease) in other assets..............    (12,203)      (189,917)      52,742
  Increase (decrease) in due to clearing brokers,
   net.............................................         --       (255,651)     287,901
  Increase (decrease) in accounts payable .........     11,706         (3,212)      84,522
  Increase in accrued expenses.....................      8,305        226,527       28,572
  Increase in securities sold, not yet purchased ..         --          1,113          462
  Increase in notes payable to
   officers/stockholders...........................         --             --      210,000
                                                    ----------- -------------  ------------
   Total adjustments...............................      9,588       (716,397)     899,462
                                                    ----------- -------------  ------------
    Net cash used by operating activities .........    (71,404)    (1,579,961)     (14,636)
                                                    ----------- -------------  ------------
Cash flows from investing activities: .............
 Purchase of furniture, equipment, and leasehold
  improvements.....................................     (7,117)      (127,354)    (250,570)
                                                    ----------- -------------  ------------
Cash flows from financing activities:
 Increase in capitalized lease obligation, net ....         --             --       46,179
 Proceeds from issuance of common and preferred
  stock............................................    166,808      1,968,383    1,433,500
 Distributions to stockholders.....................     (9,890)      (292,600)    (876,100)
                                                    ----------- -------------  ------------
    Net cash provided by financing activities .....    156,918      1,675,783      603,579
                                                    ----------- -------------  ------------
Net increase (decrease) in cash....................     78,397        (31,532)     338,373
Cash--beginning of year............................      9,255         87,652       56,120
                                                    ----------- -------------  ------------
Cash--end of year..................................   $ 87,652    $    56,120   $  394,493
                                                    =========== =============  ============
Supplemental disclosures of cash flow information:
 Cash paid during the period for:
  Interest expense.................................   $     --    $     5,417   $   21,110
                                                    =========== =============  ============
  Income taxes.....................................   $     --    $        --   $    2,800
                                                    =========== =============  ============

        The accompanying notes are an integral part of this statement.

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

   United States Financial Group, Incorporated ("USFG or the "Company") is a holding company, incorporated under the laws of the State of Delaware in December 1996. USFG's main business purpose is to acquire undervalued or reasonably priced companies in diversified, well-established industries.

   The Company has four subsidiaries, two of which are currently active. Klein, Maus & Shire, Inc. ("KMS") is an investment banking firm, a member of the National Association of Securities Dealers, Inc. (the "NASD") and registered with the Securities and Exchange Commission (the "SEC"). Sureal International, Inc. ("Sureal") is a direct marketing company that distributes personal care and nutritional products in Russia and other republics of the former Soviet Union through a network of independent distributors.

   The two inactive subsidiaries were formed for specific purposes. KMS Asset Management Group, Incorporated was formed to be an asset management and international financial consultancy company. U.S. Military Resale Group, Incorporated was established to acquire military commissaries and other suppliers of consumer products to the Army and Air Force Exchange System.

   The Company acquired KMS through a share exchange effected on March 31, 1997 in which KMS' sole common shareholder exchanged 18,889,267 shares of KMS' common stock (representing 100% of the total outstanding common shares of KMS) for 18,889,267 shares of the Company's Common Stock. This merger involving two entities under common control was accounted for as a pooling of interests.

   On December 3, 1997 the Company entered into an exchange agreement with Sureal and its stockholders to exchange all outstanding common shares of Sureal for newly-issued Common Shares of USFG, which shares will have a market value of $11,250,000 (see Note 3). KMS, as a broker-dealer and investment bank, will be the entity responsible for obtaining and providing the capital necessary to complete the transaction.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING
          POLICIES

   A summary of the Company's significant accounting and reporting policies is as follows:

 a. Principles of Consolidation

   The accompanying Consolidated Financial Statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

 b. Use of Estimates

   The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include determining the need for reserves and accruals for product returns, outcome of contingencies, obsolete inventory and taxes. Actual results could differ from these estimates.

 c. Credit Risks

   KMS maintains its cash accounts primarily with one bank. At December 31, 1997, KMS had an amount on deposit with such bank that exceeded the balance insured by the Federal Deposit Insurance Corporation in the amount by $257,070.

   KMS executes, as agent, securities transactions on behalf of its customers. If either a customer or a counterparty fails to perform, KMS may sustain a loss if the market value of the security is different from the contract value of the transaction. KMS as a nonclearing broker does not handle any customer funds

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING
          POLICIES  (Continued)

 or securities. The responsibility for processing customer activities resides with KMS' clearing agent, Cowen & Company. KMS' customers are located throughout the United States as well as in foreign countries.

 d. Cash and Cash Equivalents

   For the purposes of reporting cash flows, cash and cash equivalents include cash due from banks and brokerage accounts, certificates of deposit and highly liquid instruments with original maturities of 90 days or less.

 e. Inventories

   Inventories consist of merchandise purchased by Sureal for resale and are stated at the lower of cost or market using the first-in, first-out cost flow assumption.

 f. Fair Value of Financial Instruments

   The carrying amounts reflected in the balance sheet for cash, cash equivalents, receivables and payables approximate their respective fair values because of the short maturities of these instruments. The fair values of securities owned and securities sold, not yet purchased are recorded primarily at quoted prices for those or similar instruments. Changes in the market value of these securities are reflected currently in the results of operations for the year.

 g. Fixed Assets

   Fixed Assets are recorded at cost less accumulated depreciation or amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of such assets. At December 31, 1997 and 1996, all such assets had an estimated useful life of five years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the remaining terms of their respective leases. Expenditures for maintenance and repairs are charged to expense as incurred.

 h. Revenue Recognition

   Commissions on product sales are recognized when products are shipped and title passes to independent distributors.

   Securities transaction and related revenue are recorded on a trade date basis. Managers' fees, underwriters' fees, and other underwriting revenues are recognized at the time the related underwriting is completed.

 i. Income Taxes

   The Company uses the liability method in compliance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

   Prior to its merger with the Company, Sureal had elected to be taxed as an S corporation whereby the Federal and state income tax effects of Sureal's activities accrued directly to its stockholders. There are no pro forma Federal, state and local income tax provisions for any of the three years in the period ended December 31, 1997 because on a consolidated basis net losses were incurred in each of those years.

   USFG intends to file a consolidated Federal corporation income tax return for the year ended December 31, 1997. Net operating loss carrryforwards amount to approximately $2,740,000 expiring in 2011 and 2012. No deferred tax assets have been established for the potential benefits associated with these carryforwards because of the uncertainty in utilizing net operating loss carryforwards.

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING
          POLICIES  (Continued)

  j. Loss Per Share

   The loss per share is based on 10,694,634 common outstanding shares, for each year presented which gives retroactive effect to the (i) two-for-one reverse split effected on December 3, 1997 and (ii) the 750,000 shares of common stock to be issued in connection with the Sureal merger (see Note 3). The calculation does not assume the conversion of Preferred Stock because the impact of such conversions would be anti-dilutive.

 k. Restatement and Reclassification for Reverse Stock Splits

   On December 8, 1997, the Company ratified a one-for-two reverse stock split of common stock. All share and per share amounts affecting net loss per share, weighted average number of common and common equivalent shares outstanding, common stock and preferred stock issued and outstanding, additional paid-in-capital and all other stock transactions presented in these financial statements have been restated to reflect the one-for-two-reverse stock split.

 l. Industry Segment and Geographic Area

   KMS operates as a broker-dealer of securities. Its customers are located throughout the United States as well as internationally.

   Sureal operates in a single industry, which is the direct marketing of personal care and nutritional products, and in a single geographic area, which is Russia and the republics of the former Soviet Union. In 1998 and subsequent years, Sureal expects to operate in additional countries, including the United States.

NOTE 3 -- MERGER WITH SUREAL

   Sureal International, Inc. ("Sureal"), a Delaware corporation established on August 10, 1995 as Legacy Export, Inc., changed its name in October 1997, and is headquartered in Orem, Utah.

   Through December 31, 1997 Sureal's income was primarily earned from commissions. At the end of 1997 the nature of Sureal's business changed. Sureal beginning in November 1997 began to buy its products directly from manufacturers and sell such products in January 1998 directly through a network of independent distributors.

   On December 3, 1997 Sureal agreed to exchange all of its outstanding shares of common stock for an estimated 750,000 shares of USFG Common Stock, that will have an aggregate market value of $11,250,000 at the closing date of an Initial Public Offering (the "Offering") contemplated by USFG. The actual number of USFG Common Shares to be issued to the Sureal Stockholders shall be the quotient obtained by dividing $11,250,000 by the opening sales price per share of the USFG Common Shares sold to the public in the Offering. The final number of USFG Common Shares issued to the Sureal Stockholders shall be adjusted and finalized on the closing date of the Offering. The accompanying financial statements have been prepared on the basis that the 750,000 Common Shares of USFG have been issued to the Shareholders of Sureal in exchange for all their common shares. In the event that the Offering is not completed by August 31, 1998, the Sureal Shareholders will have the option of terminating the Exchange Agreement in which case each of the parties will return all shares exchanged.

   USFG accounted for the foregoing transaction, which resulted in Sureal becoming a wholly-owned subsidiary of USFG, as a pooling of interests in conformity with Opinion Number 16 of the Accounting Principles Board. Accordingly, the results of Sureal's operations are included for all periods presented.

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- REGULATORY MATTERS

 KMS

   KMS is subject to the Securities and Exchange Commission's uniform net capital rule (Rule 15c3-1) which requires the maintenance of minimum net capital, as defined, and also requires that the ratio of aggregate indebtedness to aggregate net capital shall not exceed 15 to 1. Dividends may not be paid nor capital withdrawn if such action results in the ratio of aggregate indebtedness to aggregate net capital exceeding 10 to 1. At December 31, 1997, KMS' aggregate net capital as defined was $234,481 (compared to a requirement of $100,000) and its ratio of aggregate indebtedness to aggregate net capital was 1.40 to 1 (compared to a requirement of not more than 15 to 1).

   KMS is subject to the rules and regulations promulgated by various Federal, state and industry regulatory and governmental agencies, including the SEC and the NASD. Failure to comply with rules and regulations of these organizations could result in fine, suspension or other civil or criminal remedies. Certain of these regulatory bodies perform audits or other procedures to ensure compliance with their rules and regulations. The NASD completed an audit of KMS in February 1998, at which time it issued a preliminary letter of audit findings in which it set forth certain alleged exceptions and areas of noncompliance noted during the performance of its audit procedures. Based on a review of the letter and discussions with the NASD auditors, management of KMS and its counsel do not believe that the ultimate resolution of the matters described in such letter will have a material adverse effect on KMS' financial position or results of operations. However, the ultimate outcome of this matter cannot be determined at this time. As of April 10, 1998, the NASD has not issued any further correspondence to KMS or had further discussions with KMS' management concerning its audit.

 SUREAL

   Sureal is subject to governmental regulations pertaining to product formulation, labeling and packaging, product claims and advertising and to Sureal's direct selling system. Although management believes that Sureal is in compliance, in all material respects, with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that Sureal's compliance with applicable statutes, laws, rules and regulations will not be challenged by domestic or foreign authorities or that such challenges will not have a material adverse effect on Sureal's future financial position or results of operations or cash flows.

NOTE 5 -- RECEIVABLE FROM AND PAYABLE TO BROKER-DEALER AND CLEARING
          ORGANIZATIONS

   KMS introduces all customer transactions in securities traded on U.S. securities markets to its clearing broker on a fully disclosed basis. The agreement between KMS and its clearing broker provides that KMS is obligated to assume any exposure related to nonperformance by customers or counterparties. KMS monitors clearance and settlement of all customer transaction on a daily basis. In accordance with the clearing agreement, KMS deposited $100,000 in a standby money reserve fund with Cowen & Company. Such deposit earns interest at a rate defined in the agreement.

   The exposure to credit risk associated with the nonperformance of customer and counterparties in fulfilling their contractual obligations pursuant to these securities transactions can be directly impacted by volatile trading markets which may impair the customers's or counterparty's ability to satisfy their obligations to KMS. In the event of nonperformance, KMS may be required to purchase or sell financial instruments at unfavorable market prices resulting in a loss. Management does not anticipate material instances of nonperformance by customers and counterparties in the above situations.

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- FIXED ASSETS

   Fixed assets consist of the following:

                                                     DECEMBER 31,
                                                ----------------------
                                                   1996        1997
                                                ---------- ----------
Furniture and fixtures.........................  $ 63,372    $161,335
Equipment......................................    71,099     191,403
Leasehold improvements.........................        --      32,302
                                                ---------- ----------
Less accumulated depreciation and
 amortization..................................   134,471     385,040
                                                   17,691      67,583
                                                ---------- ----------
                                                 $116,780    $317,457
                                                ========== ==========

NOTE 7 -- OTHER ASSETS

   Other assets consist of the following:

                                                    DECEMBER 31,
                                                ---------------------
                                                   1996       1997
                                                ---------- ---------
Employee and broker receivables................  $106,128   $ 46,082
Prepaid expenses and miscellaneous
 receivables...................................    94,604     68,647
Deposits.......................................     1,389     35,398
                                                ---------- ---------
                                                 $202,121   $150,127
                                                ========== =========

   The employee and broker receivables relate principally to advances and expenses in excess of commission earnings and inventory losses charged to registered representatives.

NOTE 8 -- TRADING AND INVESTMENT SECURITIES

   Trading securities and securities sold, not yet purchased, represent the market value of securities held long and short by KMS.

NOTE 9 -- NOTES PAYABLE TO OFFICERS/STOCKHOLDERS

   At December 31, 1997, Sureal is obligated under the term of 8% demand notes payable in the aggregate principal amount of $210,000 due to three officers/stockholders. The proceeds of such notes were principally used to purchase inventory.

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- CAPITALIZED LEASE OBLIGATIONS

   Included in fixed assets are the following assets held under capital leases at December 31, 1997:

Equipment.....................  $52,003
Less accumulated
 depreciation.................    5,200
                               ---------
                                $46,803
                               =========

   Future minimum lease payments for assets under capital leases are as follows:

1998........................................  $16,304
1999........................................   16,304
2000........................................   16,304
2001........................................   16,304
2002........................................    3,682
                                             ---------
Total minimum lease payments................   68,898
Less amount representing interest...........   22,719
                                             ---------
Present value of net minimum lease
 payments...................................  $46,179
                                             =========

   There were no such assets at December 31, 1996.

NOTE 11 -- CAPITAL STRUCTURE

   USFG is a Delaware corporation with its principal offices located at 110 Wall Street, New York, New York. It is authorized to issue up to 30,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Each share of Common Stock entitles the holder thereof to one vote. There are no cumulative voting rights or privileges. The Preferred Shares are nonvoting and do not have a stated dividend rate. Holders of the preferred shares do receive preference over holders of common shares in the event of liquidation. In 1997, USFG received $200,000 from the issuance of 40,000 Preferred Shares.

   KMS issued 773,275 shares of Series A convertible preferred stock and raised an aggregate of $2,744,500 in 1996 and 1997 pursuant to a private placement offering memorandum dated April 15, 1996. Each such share was convertible into one share of KMS' common stock at a price of $3 per share. The conversion feature remains in effect for a period of three years from the date of issuance. The preferred share agreement was amended to permit the holders of preferred shares to convert such shares into Common Shares of USFG at a price of $3 per share. The par value of the KMS preferred shares is shown as minority interest in the accompanying consolidated balance sheets.

   From January to March 1998, the Company sold 12 Units of Bridge Financing for an aggregate of $600,000 resulting in net proceeds of approximately $575,000. Each Unit consists of (i) a 10% Promissory Note in the principal amount of $50,000 due one year from the date of issuance and (ii) 1,667 shares of the Company's Common Stock. The holders of such shares of Common Stock have certain registration rights. For financial reporting purposes, a portion of the net proceeds will be allocated to the value of the Common Stock. The resulting debt discount will be amortized to operations over the term of the Promissory Notes.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

 Litigation

   KMS is a co-defendant in legal action in which the plaintiff alleges that KMS and certain of its representatives sold the plaintiff securities through fraudulent sales practices, misrepresentations and

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- CAPITALIZED LEASE OBLIGATIONS  (Continued)

omissions and that certain trades were unauthorized. The complaint demands compensatory damages of $254,000, rescission damages of $100,000, unspecified punitive damages, costs and attorneys' fees. KMS denies the allegations and believes that the ultimate resolution of this matter will not have a material adverse impact on its financial condition. However, the ultimate resolution cannot be determined at this time.

 Lease Agreements

   The Company leases office space under noncancelable long-term operating leases having minimum future operating lease obligations as follows at December 31, 1997:

 YEAR ENDING
 DECEMBER 31,     AMOUNT
--------------  ----------
1998...........  $366,000
1999...........   370,000
2000...........   348,000
2001...........   315,000
2002...........   210,000

   Rental expense for operating leases totaled $8,000, $146,000, and $295,000 for the years ended December 31, 1995, 1996, and 1997, respectively.

 Employment Agreements

   USFG has entered into employment agreements with two officers under which it has agreed to pay such officers annual aggregate salaries of $600,000 through 2003. Sureal has entered into employment agreements with three officers under which it has agreed to pay such officers annual aggregate salaries of $360,000 through 2003. Sureal has also entered into a consulting agreement with a member of the Board of Directors calling for the annual payment of $75,000, subject to adjustment based on actual work performed, through 2001.

NOTE 13 -- OTHER EXPENSES

   Other expenses for the year ended December 31, 1997 consist of:

Settlement of customer guarantee.............  $282,483
Preoperating costs for office in Bahrain
 (a).........................................   517,989
                                              ----------
 Total.......................................  $800,472
                                              ==========

------------
(a) The Company has incurred such costs to open an office of a broker-dealer in Bahrain. Although the Company anticipates that all necessary approvals for this branch will be obtained, no assurances thereof can be given. Therefore, all such costs have been charged to operations as incurred.

NOTE 14 -- SEGMENT REPORTING

   The Company's operations are now reported in two segments. KMS is a broker-dealer of securities and Sureal is a direct marketing company involved in the distribution of personal care and nutritional products in Russia and other republics of the former Soviet Union.

   Identifiable assets are those assets used exclusively in the operations of each business segment. Corporate assets are principally cash and investments.

                 UNITED STATES FINANCIAL GROUP, INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- CAPITALIZED LEASE OBLIGATIONS  (Continued)

   A summary of segment data follows:

1997                    SUREAL          KMS       CORPORATE    ELIMINATIONS      TOTAL
----                 ------------   -----------  -----------  --------------   ---------
Net revenues........  $1,328,367    $ 2,914,197   $      --     $  46,346     $4,196,218
Operating profits  .
(losses)............     613,447     (1,402,457)   (914,098)      789,010       (914,098)
Identifiable
 assets.............     232,501        878,712     541,452      (464,789)     1,187,876
1996
----
Net revenues........  $  939,364    $   248,989   $      --     $      --     $1,188,353
Operating profits  .
(losses)............     385,920     (1,249,484)         --            --       (863,564)
Identifiable
 assets.............     209,002        932,838          --            --      1,141,840
1995
----
Net revenues........  $   54,965    $     1,032   $      --     $      --     $   55,997
Operating profits  .
(losses)............     (81,494)           502          --            --        (80,992)
Identifiable
 assets.............     103,232          1,960          --            --        105,192

   Capital expenditures and depreciation expense were not significant during the periods presented.

                         INDEPENDENT AUDITORS' REPORT

Sureal International, Inc.
Orem, Utah

   We have audited the accompanying balance sheets of Sureal International, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the period August 10, 1995 (date of inception) through December 31, 1995 and for the two years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sureal International, Inc. as of December 31, 1996 and 1997, and the results of its operations, stockholders' equity, and its cash flows for the period August 10, 1995 (date of inception) through December 31, 1995 and for the two years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.

Eichler Bergsman & Co., LLP

New York, New York
March 9, 1998

                          SUREAL INTERNATIONAL, INC.
                                BALANCE SHEETS

                                                                        DECEMBER 31,
                                                                   ----------------------
                                                                      1996        1997
                                                                   ----------  ----------
                              ASSETS
Current assets:
 Cash and cash equivalents (Note 2b)..............................  $ 38,659    $ 29,750
 Accounts receivable..............................................   149,662       4,231
 Inventories (Note 2d)............................................        --     118,554
 Due from employees...............................................     3,984          --
 Prepaid expenses and other current assets........................     1,650      24,141
                                                                   ---------- ----------
  Total current assets............................................   193,995     176,676
Furniture and equipment, net of accumulated
 depreciation (Notes 2f and 4)....................................    13,658      50,536
Deposits..........................................................     1,389       5,289
                                                                   ---------- ----------
                                                                    $209,002    $232,501
                                                                   ========== ==========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.................................................  $  8,494    $ 93,016
 Accrued expenses.................................................    21,189      12,820
 Notes payable to officers/stockholders (Note 5)..................        --     210,000
                                                                   ---------- ----------
  Total current liabilities.......................................    29,683     315,836
                                                                   ---------- ----------
Commitments and contingencies (Notes 1, 3, and 6)
Stockholders' equity (Note 1):
 Preferred stock, 5,000 shares authorized.........................        --          --
 Common stock, $1 par value; 10,000 shares authorized; 9,000
  shares issued and outstanding...................................     9,000       9,000
 Paid-in capital..................................................   158,492          --
 (Deficit) retained earnings......................................    11,827     (92,335)
                                                                   ---------- ----------
  Total stockholders' equity......................................   179,319     (83,335)
                                                                   ---------- ----------
  Total liabilities and stockholders' equity......................  $209,002    $232,501
                                                                   ========== ==========

        The accompanying notes are an integral part of this statement.

                          SUREAL INTERNATIONAL, INC.
                           STATEMENTS OF OPERATIONS

                                                      PERIOD FROM
                                                    AUGUST 10, 1995
                                                           TO                YEAR ENDED
                                                      DECEMBER 31,          DECEMBER 31,
                                                    --------------- ----------------------------
                                                          1995           1996           1997
                                                    --------------- -------------  -------------
Revenues:
 Commissionable sales (Notes 1 and 2f).............     $995,670      $21,594,562   $31,720,456
 Cost of commissionable sales......................      977,173       20,720,459    30,459,297
                                                    --------------- -------------  -------------
                                                          18,497          874,103     1,261,159
 Other income......................................       36,468           65,261        67,208
                                                    --------------- -------------  -------------
  Total revenue....................................       54,965          939,364     1,328,367
                                                    --------------- -------------  -------------
Expenses:
 Officers' compensation............................       65,250          234,173       253,615
 Compensation and related expenses.................       18,635          114,136       210,078
 Occupancy, office, and administrative expense ....       52,574          205,135       251,227
                                                    --------------- -------------  -------------
  Total expenses...................................      136,459          553,444       714,920
                                                    --------------- -------------  -------------
Net income (loss)..................................     $(81,494)     $   385,920   $   613,447
                                                    =============== =============  =============
Pro forma data (Note 2h):
 Income (loss) before pro forma income tax
  provision........................................     $(81,494)     $   385,920   $   613,447
 Pro forma income tax provision....................           --          111,000       229,000
                                                    --------------- -------------  -------------
 Pro forma net income (loss).......................     $(81,494)     $   274,920   $   384,447
                                                    =============== =============  =============

        The accompanying notes are an integral part of this statement.

                          SUREAL INTERNATIONAL, INC.
                      STATEMENT OF STOCKHOLDERS' EQUITY
                PERIODS ENDED DECEMBER 31, 1995, 1996 AND 1997

                              COMMON STOCK
                           ------------------
                            NUMBER                          RETAINED        TOTAL
                              OF                PAID-IN     EARNINGS    STOCKHOLDERS'
                            SHARES    AMOUNT    CAPITAL     (DEFICIT)       EQUITY
                           -------- --------  ----------- -----------  ---------------
Balance--August 10, 1995 .      --    $   --   $      --    $      --     $      --
Issuance of shares........   9,000     9,000     155,714           --       164,714
Net loss..................      --        --          --      (81,493)      (81,493)
                           -------- --------  ----------- -----------  ---------------
Balance--December 31, 1995   9,000     9,000     155,714      (81,493)       83,221
Capital contribution .....      --        --       2,778           --         2,778
Net income................      --        --          --      385,920       385,920
Distributions.............      --        --          --     (292,600)     (292,600)
                           -------- --------  ----------- -----------  ---------------
Balance--December 31, 1996   9,000     9,000     158,492       11,827       179,319
Net income................      --        --          --      613,446       613,446
Distributions.............      --        --    (158,492)    (717,608)     (876,100)
                           -------- --------  ----------- -----------  ---------------
Balance--December 31, 1997   9,000    $9,000   $      --    $ (92,335)    $ (83,335)
                           ======== ========  =========== ===========  ===============

        The accompanying notes are an integral part of this statement.

                          SUREAL INTERNATIONAL, INC.
                           STATEMENTS OF CASH FLOWS

                                                        PERIOD FROM
                                                      AUGUST 10, 1995
                                                             TO              YEAR ENDED
                                                        DECEMBER 31,        DECEMBER 31,
                                                      --------------- ------------------------
                                                            1995          1996         1997
                                                      --------------- -----------  -----------
Cash flows from operating activities:
 Net income (loss)...................................     $(81,493)     $ 385,920   $ 613,447
 Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation.......................................        1,780          5,000       8,700
  (Increase) decrease in accounts receivable ........           --       (149,662)    145,431
  (Increase) in inventories..........................           --             --    (118,554)
  (Increase) decrease in other assets................      (12,203)         5,180     (22,408)
  Increase (decrease) in accounts payable............       11,706         (3,212)     84,522
  Increase (decrease) in accrued expenses............        8,305         12,884      (8,369)
  Increase in notes payable to
   officers/stockholders.............................           --             --     210,000
                                                      --------------- -----------  -----------
   Total adjustments.................................        9,588       (129,810)    299,322
                                                      --------------- -----------  -----------
    Net cash used by operating activities............      (71,905)       256,110     912,769
                                                      --------------- -----------  -----------
Cash flows from investing activities:
 Purchase of fixed assets............................       (7,117)       (13,321)    (45,578)
                                                      --------------- -----------  -----------
Cash flows from financing activities:
 Proceeds from issuance of common stock..............      164,714          2,778          --
 Distributions to stockholders.......................           --       (292,600)   (876,100)
                                                      --------------- -----------  -----------
    Net cash (used) provided by financing
     activities......................................      164,714       (289,822)   (876,100)
                                                      --------------- -----------  -----------
Net increase (decrease) in cash......................       85,692        (47,033)     (8,909)
Cash--beginning of period............................           --         85,692      38,659
                                                      --------------- -----------  -----------
Cash--end of period..................................     $ 85,692      $  38,659   $  29,750
                                                      =============== ===========  ===========
Supplemental disclosures of cash flow information:
 Cash paid during the period for:
  Interest expense...................................     $     --      $     904   $     727
                                                      =============== ===========  ===========
  Income taxes.......................................     $     --      $      --   $      --
                                                      =============== ===========  ===========

        The accompanying notes are an integral part of this statement.

                          SUREAL INTERNATIONAL, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

   Sureal International, Inc. ("Sureal" or the "Company"), a Delaware corporation established on August 10, 1995 as Legacy Export, Inc., is a direct marketing company involved in the distribution of personal care and nutritional products in Russia and other republics of the former Soviet Union. Sureal changed its name in October 1997 and is headquartered in Orem, Utah.

   Through December 31, 1997 Sureal's income was primarily earned from commissions. At the end of 1997 the nature of Sureal's business changed. Sureal beginning in November 1997 began to buy its products directly from manufacturers and sell such products in January 1998 directly through a network of independent distributors.

   On December 3, 1997, Sureal agreed to exchange all of its outstanding shares of Common Stock for an estimated 750,000 shares of common stock of United States Financial Group, Incorporated ("USFG"), that will have an aggregate market value of $11,250,000 at the closing date of an Initial Public Offering (the "Offering") contemplated by USFG. The actual number of USFG common shares to be issued to the Sureal Shareholders shall be the quotient obtained by dividing $11,250,000 by the opening sales price per share of the USFG common shares sold to the public in the Offering. The final number of USFG Common Shares issued to the Sureal Shareholders shall be adjusted and finalized on the closing date of the Offering. In the event that the Offering is not completed by August 31, 1998, the Sureal Shareholders will have the option of terminating the Exchange Agreement in which case each of the parties will return all shares exchanged.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING

   A summary of the Company's significant financial accounting and reporting policies is as follows.

 a. Use of Estimates

   The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include reserves for product returns, outcome of contingencies, obsolete inventory and taxes. Actual results could differ from these estimates.

 b. Cash and Cash Equivalents

   For the purpose of the Statement of Cash Flows, cash equivalents are short-term, highly liquid instruments with original maturities of 90 days or less.

 c. Inventories

   Inventories consist of merchandise purchased for resale and are stated at the lower of cost or market using the first-in, first-out method.

 d. Fair Value of Financial Instruments

   The carrying amounts reflected in the balance sheet for cash, cash equivalents, receivables and payables approximate their respective values due to the short maturities of these instruments.

 e. Fixed Assets

   Fixed assets are recorded at cost less accumulated depreciation or amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of such assets. At December 31, 1996 and 1997, all such assets had an estimated useful life of five years. Expenditure for maintenance and repairs are charged to expense as incurred.

                          SUREAL INTERNATIONAL, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING  (Continued)

  f. Revenue Recognition

   Commissions on product sales are recognized when products are shipped and title passes to independent distributors.

  g. Income Taxes

   The Company complies with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

   Prior to its merger with USFG, Sureal elected to be taxed as an S corporation whereby the Federal and state income tax effects of Sureal's activities accrued directly to its stockholders. The pro forma income tax amounts reflect the amount of income tax provisions that would have been recorded if Sureal had been a C corporation utilizing a net operating loss carryover during all periods presented.

NOTE 3 -- REGULATORY MATTERS

   Sureal is subject to governmental regulations pertaining to product formulation, labeling and packaging, product claims and advertising and to Sureal's direct selling system. Although management believes that Sureal is in compliance, in all material respects, with the statutes, laws, rules, and regulations of every jurisdiction in which it operates, no assurance can be given that Sureal's compliance with applicable statutes, laws, rules and regulations will not be challenged by domestic or foreign authorities or that such challenges will not have a material adverse effect on Sureal's future financial position or results of operations or cash flows.

NOTE 4 -- FIXED ASSETS

   Fixed assets consists of the following:

                                   DECEMBER 31,
                               -------------------
                                  1996      1997
                               --------- --------
Furniture and fixtures........  $ 6,666   $ 7,090
Equipment.....................   13,772    58,926
                               --------- --------
                                 20,438    66,016
Less accumulated
 depreciation.................    6,780    15,480
                               --------- --------
                                $13,658   $50,536
                               ========= ========

NOTE 5 -- NOTES PAYABLE TO OFFICERS/STOCKHOLDERS

   At December 31, 1997, Sureal is obligated under the terms of 8% demand notes payable in the aggregate principal amount of $210,000 due to three officers/stockholders. The proceeds of such notes were principally used to purchase inventory.

                          SUREAL INTERNATIONAL, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

 Lease Agreements

   The Company leases office space, under noncancelable long-term operating leases having minimum future operating lease obligations as follows at December 31, 1997:

YEAR ENDING DECEMBER 31,    AMOUNT
------------------------   --------
1998.....................  $55,000
1999.....................  $55,000
2000.....................  $32,000

   Rental expense for operating leases totaled $8,000 for the period August 10 (inception) through December 31, 1995 and $19,000 and $36,000 for the years ended December 31, 1996 and 1997, respectively.

 Employment Agreements

   Sureal has entered into employment agreements with three officers under which it has agreed to pay such officers annual aggregate salaries of $360,000 through 2003. Sureal has also entered into a consulting agreement with a member of the USFG Board of Directors calling for the annual payment of $75,000, subject to adjustment based on actual work performed, through 2003.

                         INDEPENDENT AUDITORS' REPORT

Klein Maus & Shire, Inc.
New York, NY

   We have audited the accompanying statement of financial condition of Klein Maus & Shire, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Klein Maus & Shire, Inc. as of December 31, 1996 and 1997 were audited by other auditors whose reports dated April 5, 1996 and February 5, 1997, respectively, expressed unqualified opinions on those statements.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Klein Maus & Shire, Inc. as of December 31, 1997, and the results of its operations, stockholders' equity, and cash flows for the year then ended in conformity with generally accepted accounting principles.

Eichler Bergsman & Co., LLP


New York, New York
March 9, 1998, except for
 Note 3 as of April 10, 1998

                           KLEIN MAUS & SHIRE, INC.

                                BALANCE SHEETS

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                    1996          1997
                                                               -------------  -------------
                            ASSETS
Cash (Note 2).................................................  $    17,461    $   359,130
Deposit at clearing broker (Note 5)...........................           --        103,285
Due from clearing broker......................................      255,651             --
Securities owned at market value (Note 7).....................      361,506         99,729
Fixed assets--at cost, less accumulated depreciation and
 amortization [Notes 2(c) and 8]..............................      103,122        197,621
Other assets (Note 6).........................................      195,098        118,947
                                                               ------------- -------------
  Total Assets................................................  $   932,838    $   878,712
                                                               ============= =============
             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Accrued expenses.............................................  $   213,644    $   250,584
 Due to clearing broker (Note 5)..............................           --         32,250
 Securities sold, not yet purchased at market value (Note 7) .        1,113          1,575
 Capitalized lease obligations (Note 9).......................           --         46,179
                                                               ------------- -------------
  Total Liabilities...........................................      214,757        330,588
                                                               ------------- -------------
Commitments and cotingencies (Note 10)
Stockholders' equity:
 Preferred stock, $.001 par value; 3,333,400 shares
  authorized; 504,009 (1996) and 773,275 (1997) shares issued
  and outstanding.............................................          504            773
 Common stock, $.001 par value; 22,222,667 shares authorized;
  18,889,267 shares issued and outstanding....................           --         18,889
 Paid-in capital..............................................    1,967,195      3,180,537
 Deficit......................................................   (1,249,618)    (2,652,075)
                                                               ------------- -------------
  Total stockholders' equity..................................      718,081        548,124
                                                               ------------- -------------
  Total liabilities and stockholders' equity..................  $   932,838    $   878,712
                                                               ============= =============

The accompanying notes are an integral part of this statement.

                           KLEIN MAUS & SHIRE, INC.

                           STATEMENTS OF OPERATIONS

                                                      YEAR ENDED DECEMBER 31,
                                               --------------------------------------
                                                 1995       1996*           1997
                                               ------- --------------   -------------
Revenues:
 Commissions on customer trades...............  $   --   $   243,097    $   863,673
 Trading income [Notes 2(a) and (b)] .........      --         5,892      1,658,197
 Other income.................................   1,031            --        354,671
 Interest income--net.........................      --            --         37,656
                                               ------- --------------  -------------
  Total revenue...............................   1,031       248,989      2,914,197
                                               ------- --------------  -------------
Expenses:
 Officers' compensation.......................      --            --        379,039
 Compensation and related expenses............      --       481,678      1,326,168
 Clearance and floor brokerage................      --        68,385        158,184
 Occupancy, office, and administrative
  expense.....................................     530       525,427        668,104
 Professional fees............................      --       310,032        273,039
 Communications...............................      --        68,343        317,447
 Regulatory fees and expenses.................      --        44,608         93,919
 Other expenses (Notes 4 and 11)..............      --            --      1,100,754
                                               ------- --------------  -------------
  Total expenses..............................     530     1,498,473      4,316,654
                                               ------- --------------  -------------
Net income (loss).............................  $  501   $(1,249,484)   $(1,402,457)
                                               ======= ==============  =============

------------
* Reclassified for comparative purposes.

The accompanying notes are an integral part of this statement.

                            KLEIN MAUS & SHIRE, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997


                         PREFERRED STOCK         COMMON STOCK
                      --------------------- -----------------------
                       NUMBER OF              NUMBER OF                PAID-IN
                         SHARES     AMOUNT     SHARES      AMOUNT      CAPITAL      (DEFICIT)        TOTAL
                      ----------- --------  ------------ ---------  ------------ --------------  -------------
Balance--
 January 1, 1995.....        --      $ --            --    $ 9,890   $       --    $      (635)   $     9,255
Capital
 contribution........        --        --            --      2,094                          --          2,094
Distribution.........        --        --            --     (9,890)          --             --         (9,890)
Net income...........        --        --            --         --           --            501            501
                      ----------- --------  ------------ ---------  ------------ --------------  -------------
Balance--
 December 31, 1995 ..        --        --            --         --        2,094           (134)         1,960
Issuance of shares ..   504,009       504            --         --    1,965,101             --      1,965,605
Net loss.............        --        --            --         --           --     (1,249,484)    (1,249,484)
                      ----------- --------  ------------ ---------  ------------ --------------  -------------
Balance--
 December 31, 1996 ..   504,009      $504            --    $    --   $1,967,195    $(1,249,618)   $   718,081
Issuance of shares ..   269,266       269    18,889,267     18,889    1,213,342             --      1,232,500
Net loss.............        --        --            --         --           --     (1,402,457)    (1,402,457)
                      ----------- --------  ------------ ---------  ------------ --------------  -------------
Balance--
 December 31, 1997 ..   773,275      $773    18,889,267    $18,889   $3,180,537    $(2,652,075)   $   548,124
                      =========== ========  ============ =========  ============ ==============  =============

The accompanying notes are an integral part of this statement.

                           KLEIN MAUS & SHIRE, INC.

                           STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED DECEMBER 31,
                                                    -----------------------------------------
                                                       1995         1996           1997
                                                    --------- --------------   --------------
Cash flows from operating activities:
 Net income (loss).................................  $   501    $(1,249,484)    $(1,402,457)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization....................       --         10,911          33,493
  Increase in deposit at clearing broker ..........       --             --        (103,285)
  (Increase) decrease in securities owned .........       --       (361,506)        261,777
  (Increase) decrease in other assets..............       --       (195,097)         76,150
  (Increase) decrease in due from/to clearing
   brokers, net....................................       --       (255,651)        287,901
  Increase in securities sold, not yet purchased ..       --          1,113             462
  Increase in accrued expenses.....................       --        213,643          36,941
                                                    --------- --------------  --------------
   Total adjustments...............................       --       (586,587)        593,439
                                                    --------- --------------  --------------
    Net cash used by operating activities .........      501     (1,836,071)       (809,018)
                                                    --------- --------------  --------------
Cash flows from investing activities:
 Purchase of furniture, equipment, and leasehold
  improvements.....................................       --       (114,033)       (127,992)
                                                    --------- --------------  --------------
Cash flows from financing activities:
 Increase in capitalized lease obligation, net ....       --             --          46,179
 Proceeds from issuance of preferred and common
  stock............................................    2,094      1,965,605       1,232,500
 Distribution to stockholder.......................   (9,890)            --              --
                                                    --------- --------------  --------------
    Net cash (used) provided by financing
     activities....................................   (7,796)     1,965,605       1,278,679
                                                    --------- --------------  --------------
Net increase (decrease) in cash....................   (7,295)        15,501         341,669
Cash--beginning of year............................    9,255          1,960          17,461
                                                    --------- --------------  --------------
Cash--end of year..................................  $ 1,960    $    17,461     $   359,130
                                                    ========= ==============  ==============
Supplemental disclosures of cash flow information:
 Cash paid during the period for:
  Interest expense.................................  $    --    $     4,513     $    20,383
                                                    ========= ==============  ==============
  Income taxes.....................................  $    --    $        --     $     2,800
                                                    ========= ==============  ==============

The accompanying notes are an integral part of this statement.

                           KLEIN MAUS & SHIRE, INC

                       NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

   Klein, Maus & Shire, Inc. ("KMS") is a registered broker-dealer of securities under the Securities and Exchange Act of 1934, as amended. It became a subsidiary of United States Financial Group, Incorporated ("USFG") in March 1997 when its then sole stockholder exchanged all of KMS' outstanding common stock for 18,889,267 shares of USFG's common stock. KMS services institutional, corporate, government and individual clients and conducts business in securities underwriting, sales and trading of securities for its own account and that of clients. KMS has entered into a clearing arrangement with another broker-dealer under which that broker-dealer clears KMS' securities transactions on a fully disclosed basis.

   KMS is an Indiana corporation with its principal offices located at 110 Wall Street, New York, New York. It is authorized to issue up to 22,222,667 shares of common stock and 3,333,400 shares of preferred stock. Each share of Common Stock entitles the holder thereof to one vote. There are no cumulative voting rights or privileges. The preferred shares are nonvoting and do not have a stated dividend rate. Holders of the preferred shares do receive preference over holders of common shares in the event of liquidation.

   KMS issued 773,275 shares of Series A Convertible Preferred Stock in 1996 and 1997 pursuant to a Private Placement Offering memorandum dated April 15, 1996. Each such share is convertible into one share of Common Stock at a price of $3 per share. The conversion feature remains in effect for a period of three years from the date of issuance. The preferred share agreement will be amended to permit the holders of Preferred Shares to convert such shares into Common Shares of USFG at a price of $3 per share.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING

   A summary of KMS' significant financial accounting and reporting policies follows.

 a. Revenue Recognition

   Securities transactions and related revenue are recorded on a trade date basis. Managers' fees, underwriters' fees, and other underwriting revenues are recognized at the time the underwriting is completed.

 b. Fair Value of Financial Instruments

   The carrying amounts reflected in the balance sheet for cash, cash equivalents, receivables and payables approximate their respective values due to the short maturities of these instruments. The fair values of securities owned and securities sold, not yet purchased are recorded primarily at quoted market prices. Changes in the market value of these securities are recorded currently in the results of operations for the year.

 c. Fixed Assets

   Fixed assets are stated at cost less accumulated depreciation or amortization. Depreciation of furniture, fixtures, and equipment is computed generally by the straight-line method over their estimated useful lives of five years. Leasehold improvements are amortized over the lesser of their estimated useful life or the remaining lives of their respective leases.

 d. Cash Flows

   For purposes of reporting cash flows, cash and cash equivalents include cash due from banks and brokerage accounts, certificates of deposit and highly liquid debt instruments purchased with a maturity of three months or less.

                           KLEIN MAUS & SHIRE, INC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING  (Continued)

  e. Income Taxes

   KMS and USFG intend to file a consolidated Federal corporation income tax return for the year ended December 31, 1997. No deferred tax asset has been established by KMS because of the uncertainty in utilizing net operating loss carryforwards. Net operating loss carryforwards amount to approximately $1,800,000 expiring in 2011 and 2012.

  f. Credit Risks

   KMS maintains its cash accounts primarily with one bank. KMS had on deposit with such bank at December 31, 1997 an amount that exceeded the balance insured by the FDIC in the amount of $257,070.

   KMS executes, as agent, securities transactions on behalf of its customers. KMS as a nonclearing broker does not handle any customer funds or securities. The responsibility for processing customer activities resides with KMS' clearing agent, Cowen & Company. KMS' customers are located throughout the United States as well as in foreign countries.

  g. Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3 -- REGULATORY MATTERS

   KMS is subject to the Securities and Exchange Commission's uniform net capital rule (Rule 15c3-1) which requires the maintenance of minimum net capital, as defined, and also requires that the ratio of aggregate indebtedness to aggregate net capital shall not exceed 15 to 1. Dividends may not be paid nor capital withdrawn if such action results in the ratio of aggregate indebtedness to aggregate net capital exceeds 10 to 1. At December 31, 1997, KMS' aggregate net capital as defined was $234,481 (compared to a requirement of $100,000) and its ratio of aggregate indebtedness to aggregate net capital was 1.40 to 1 (compared to a requirement of 15 to 1).

   KMS is subject to the rules and regulations promulgated by various Federal, state and industry regulatory and governmental agencies, including the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (the "NASD"). Failure to comply with rules and regulations of these organizations could result in fine, suspension or other civil or criminal remedies. Certain of these regulatory bodies perform audits or other procedures to ensure compliance with their rules and regulations. The NASD completed an audit of KMS in February 1998, at which time it issued a preliminary letter of audit findings in which it set forth certain alleged exceptions and areas of noncompliance noted during the performance of its audit procedures. Based on the review of the letter and on discussions with the NASD auditors, the management of KMS and its counsel do not believe that the ultimate resolution of the matters described in such letter will have a material adverse effect on KMS' financial position or operations. However, the ultimate outcome of this matter cannot be determined at this time. As of April 10, 1998, the NASD has not issued any further correspondence to KMS or had further discussions with KMS' management concerning its audit.

NOTE 4 -- WRITE-OFF OF ADVANCES TO USFG

   At December 31, 1997, USFG was obligated to KMS in the amount of $818,271 representing net advances made to USFG for various purposes. These advances are unsecured, have no specified maturity dates and bear interest at 8%. Interest income includes $46,346 of interest earned on advances to USFG.

                           KLEIN MAUS & SHIRE, INC

NOTE 4 -- WRITE-OFF OF ADVANCES TO USFG  (Continued)

    USFG utilized the funds advanced from KMS and $200,000 it raised from issuing its Preferred Stock principally to pay legal, travel, and related expenses connected with filing an application for an investment banking license in Bahrain, for compensation paid on behalf of its officer/stockholder and to purchase fixed assets.

   USFG intends to repay such advances from the proceeds of an initial public offering of its common stock. Accordingly, it will file a Registration Statement on Form S-1 with the Securities and Exchange Commission. However, no assurances can be given that such public offering will be successful. An allowance for the net advances of $818,271, including interest was recorded by KMS at December 31, 1997 (see Note 11).

NOTE 5 -- RECEIVABLE FROM AND PAYABLE TO BROKER-DEALERS AND CLEARING
          ORGANIZATIONS

   KMS introduces all customer transactions in securities traded on U.S. securities markets to its clearing broker on a fully-disclosed basis. The agreement between KMS and its clearing broker provides that KMS is obligated to assume any exposure related to nonperformance by customers or counterparties. KMS monitors clearance and settlement of all customer transactions on a daily basis. In accordance with the clearing agreement, KMS deposited with Cowen & Company $100,000 in a standby money reserve fund which earns interest at a rate defined in the agreement.

   The exposure to credit risk associated with the nonperformance of customers and counterparties in fulfilling their contractual obligations pursuant to these securities transactions can be directly impacted by volatile trading markets which may impair the customer's or counterparty's ability to satisfy their obligations to KMS. In the event of nonperformance, KMS may be required to purchase or sell financial instruments at unfavorable market prices resulting in a loss. Management does not anticipate material instances of nonperformance by customers and counterparties in the above situations.

NOTE 6 -- OTHER ASSETS

   Other assets consist of the following:

                                      DECEMBER 31,
                                 ---------------------
                                    1996       1997
                                 ----------  ---------
Employee and broker
 receivables....................  $102,144   $ 44,341
Prepaid expenses................    92,954     44,497
Deposits........................        --     30,109
                                 ---------- ---------
                                  $195,098   $118,947
                                 ========== =========

   The employee and broker receivables relate principally to advances and expenses in excess of commission earnings and inventory losses charged to registered representatives.

NOTE 7 -- TRADING AND INVESTMENT SECURITIES

   Trading securities and securities sold, not yet purchased, represent the market value of securities held long and short by KMS. The cost of such securities was $1,200 (1996) and $1,659 (1997).

                           KLEIN MAUS & SHIRE, INC

NOTE 8 -- FIXED ASSETS

   Fixed assets consist of the following:

                                        DECEMBER 31,
                                   ---------------------
                                      1996       1997
                                   ----------  ---------
Furniture and fixtures............  $ 56,706   $ 77,245
Equipment.........................    57,327    132,478
Leasehold improvements............        --     32,302
                                   ---------- ---------
                                     114,033    242,025
Less accumulated depreciation and
 amortization.....................    10,911     44,404
                                   ---------- ---------
                                    $103,122   $197,621
                                   ========== =========

NOTE 9 -- CAPITALIZED LEASE OBLIGATIONS

   Included in fixed assets are the following assets held under capital leases:

                             DECEMBER 31,
                          -----------------
                           1996      1997
                          ------  ---------
Equipment................  $  --   $52,003
Accumulated
 depreciation............     --     5,200
                          ------ ---------
                           $  --   $46,803
                          ====== =========

   Future minimum lease payments for assets under capital leases are as follows:

1998........................................  $16,304
1999........................................   16,304
2000........................................   16,304
2001........................................   16,304
2002........................................    3,682
                                             ---------
Total minimum lease payments................   68,898
Less amount representing interest...........   22,719
                                             ---------
Present value of net minimum lease
 payments...................................  $46,179
                                             =========

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

 a. Litigation

   KMS is a co-defendant in a legal action in which the plaintiff alleges that KMS and certain of its representatives sold the plaintiff securities through fraudulent sales practices, misrepresentations and omissions and that certain trades were unauthorized. The complaint demands compensatory damages of $254,000, rescission damages of $100,000, unspecified punitive damages, costs and attorneys' fees. KMS denies the allegations and believes that the ultimate resolution of this matter will not have a material adverse impact on its financial condition. However, the ultimate resolution cannot be determined at this time.

                           KLEIN MAUS & SHIRE, INC

NOTE 10 -- COMMITMENTS AND CONTINGENCIES  (Continued)

  b. Lease Agreements

   KMS is obligated under certain noncancelable operating lease agreements for office space. Future minimum cash payments, by year and in the aggregate, required by such leases with initial or remaining terms of one year or more consist of the following:

YEAR ENDING DECEMBER 31,    AMOUNT
------------------------  ----------
1998.....................  $310,000
1999.....................  $315,000
2000.....................  $315,000
2001.....................  $315,000
2002.....................  $210,000

   Rent expense charged to operations amounted to $ -0-, $127,000, and $269,000 for the years ended December 31, 1995, 1996, and 1997, respectively.

   KMS recognizes rent expense on a straight-line basis over the lease terms of its two operating leases for office space. During the initial six month periods of each lease, monthly payments were substantially reduced pursuant to each lease. Accordingly, KMS recorded an accrued liability during these periods which is amortized in subsequent periods by the excess of the monthly payments over the monthly expense during the remainder of the leases' terms.

NOTE 11 -- OTHER -- EXPENSES

   Other expenses for the year ended December 31, 1997 consist of:

Settlement of third-party guarantee .......  $  282,483
Provision for write-off of amount due from
 USFG (Note 4).............................     818,271
                                            -----------
  Total....................................  $1,100,754
                                            ===========

Cover Page .....................................................
Notes to Distribution Table . ..................................
Prospectus Summary .............................................
Table of Contents ..............................................
Introductory Notes and Risk Factors ............................
 The Company ...................................................
 Risk Factors ..................................................
Dilution .......................................................
Use of Proceeds ................................................
Management .....................................................
 Directors and Officers ........................................
 Other Information .............................................
 Advisory Board ................................................
 Principal Stockholders ........................................
 Remuneration ..................................................
 Certain Transaction ...........................................
 Potential Conflicts of Interest ...............................
Selected Financial Data ........................................
Management's Discussion and Analysis of Financial Conditions
 and Results of Operation ......................................
 Results of Operation ..........................................
 Inflation .....................................................
 Liquidity and Capital Resources ...............................
Business .......................................................
 Introduction ..................................................
 Marketing .....................................................
 Employees .....................................................
Selling Security Holders .......................................
Capitalization .................................................
Underwriting ...................................................
Description of Common Stock ....................................
 Common Stock ..................................................
Market For Stock ...............................................
Dividends ......................................................
Reports to Shareholders ........................................
Transfer Agent and Registrar ...................................
Legal Proceedings and Other Matters ............................
Indemnification ................................................
Further Information ............................................
Consolidated Financial Statements:
 United States Financial Group, Incorporated and subsidiaries  .
 Klein, Maus & Shire, Inc. .....................................
 Sureal International, Ltd......................................

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Estimated expenses payable by the Registrant other than underwriting commissions payable to the Underwriter in connection with the registration and distribution of the Common Stock registered hereby are as follows:

Registration fee .............................   $
NASD filing fee ..............................   $
"Blue sky" filing fees and expenses (est.)  ..   $
Printing Expenses (estimated) ................   $ 50,000
Transfer agent and registrar's fees (est.)  ..   $
Legal fees and expenses ......................   $125,000
Accounting and other professional fees  ......   $125,000
Miscellaneous (estimated) ....................   $
TOTAL ........................................

ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.







ITEM 25. EXHIBITS.

   The following exhibits can be found as exhibits to the filings listed.

    1      Underwriting Agreement*
    3.1    Articles of Incorporation


                                     II-1




    3.2    By-Laws
    4      Agreements Underlying Preferred Stock*
    5      Opinion of Doros & Brescia, P.C.*
   10.1    Employment Agreement--Mohammad Ali Khan
   10.2    Employment Agreement--Asim S. Kohli
   10.3    Employment Agreement--R. Bret Jenkins
   10.4    Employment Agreement--Richard Wogksch
   10.5    Employment Agreement--Glen Jensen
   10.6    Consulting Agreement with EH Associates
   10.7    Stock Option Plan*
   10.8    Lease Agreement--110 Wall Street, New York
   10.9    Lease Agreement--Orem, Utah*
   10.10   Clearing Agreement with Cowen & Company
   10.11   Share Exchange Agreement between United States Financial Group,
           Incorporated and Sureal International, Inc.*
   22.1    Consent of Eichler, Bergsman & Co., LLP
   22.3    Consent of Doros & Brescia, P.C.*

------------
*      Exhibit will be filed with the First Pre-Effective Amendment.

ITEM 26. UNDERTAKINGS.

   Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

   The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each Purchaser.

   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of May, 1998.

                                          UNITED STATES FINANCIAL GROUP,
                                          INCORPORATED

                                          By /s/ Mohammad Ali Khan
                                             --------------------------------
                                             Mohammad Ali Khan, President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                TITLE                               DATE
---------                -----                               ----
/s/ Mohammad Ali Khan    President and Director             May 13, 1998
----------------------   (Principal Executive Officer)
Mohammad Ali Khan

/s/ William Triebel      Principal Financial                May 13, 1998
----------------------   Officer
William Triebel

                        EXHIBIT INDEX

  Exhibit
  Number   Description
  ------   -----------
    1      Underwriting Agreement*
    3.1    Articles of Incorporation
    3.2    By-Laws
    4      Agreements Underlying Preferred Stock*
    5      Opinion of Doros & Brescia, P.C.*
   10.1    Employment Agreement--Mohammad Ali Khan
   10.2    Employment Agreement--Asim S. Kohli
   10.3    Employment Agreement--R. Bret Jenkins
   10.4    Employment Agreement--Richard Wogksch
   10.5    Employment Agreement--Glen Jensen
   10.6    Consulting Agreement with EH Associates
   10.7    Stock Option Plan*
   10.8    Lease Agreement--110 Wall Street, New York
   10.9    Lease Agreement--Orem, Utah*
   10.10   Clearing Agreement with Cowen & Company
   10.11 Share Exchange Agreement between United States Financial Group, Incorporated and Sureal International, Inc.*
   22.1    Consent of Eichler, Bergsman & Co., LLP
   22.3    Consent of Doros & Brescia, P.C.*
------------
*      Exhibit will be filed with the First Pre-Effective Amendment.